UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

REPUBLIC AIRWAYS HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REPUBLIC AIRWAYS HOLDINGS INC.

8909 Purdue Road, Suite 300

Indianapolis, Indiana 46268

Dear Stockholder:

You are cordially invited to attend the Company’s Annual Meeting of Stockholders to be held on Tuesday, June 8, 2010 at 10:00 a.m., local time, at Holiday Inn North at the Pyramids, 3850 Depauw Boulevard, Indianapolis, IN 46268.

The formal Notice of Meeting and the accompanying Proxy Statement set forth proposals for your consideration this year. You are being asked (a) to elect seven directors of the Company, (b) to approve the Republic Airways Holdings Inc. Amended and Restated 2007 Equity Incentive Plan and (c) to ratify the appointment of Deloitte & Touche LLP as independent registered public accountants for the Company for the year ending December 31, 2010. At the meeting, the Board of Directors will also report on the affairs of the Company, and a discussion period will be provided for questions and comments of general interest to stockholders.

We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you are able to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to vote at your earliest convenience. You may vote by mail with the enclosed proxy card or by telephone or on the Internet by following the instructions on the proxy card.

Thank you for your cooperation.

Very truly yours,
BRYAN K. BEDFORD Chairman of the Board of Directors, President and Chief Executive Officer

Indianapolis, Indiana
May 5, 2010

REPUBLIC AIRWAYS HOLDINGS INC.
8909 Purdue Road, Suite 300
Indianapolis, Indiana 46268

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 8, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Republic Airways Holdings Inc. (the “Company”) will be held on Tuesday, June 8, 2010 at 10:00 a.m., local time, at Holiday Inn North at the Pyramids, 3850 Depauw Boulevard, Indianapolis, IN 46268, for the following purposes:

(1)	To elect seven directors to serve for the ensuing year;
(2)	To approve the Republic Airways Holdings Inc. Amended and Restated 2007 Equity Incentive Plan;
(3)	To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants for the Company for the year ending December 31, 2010; and
(4)	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on April 19, 2010 will be entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, each stockholder is urged to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if the proxy is mailed in the United States. You may also vote by telephone or on the Internet by following the instructions on the enclosed form of proxy. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on Tuesday, June 8, 2010:

The 2010 Proxy Statement and Annual Report to Stockholders are available at www.amstock.com/ProxyServices/ViewMaterials.asp.

By Order of the Board of Directors

Robert H. Cooper Secretary

Indianapolis, Indiana
May 5, 2010

REPUBLIC AIRWAYS HOLDINGS INC.

i

ii

REPUBLIC AIRWAYS HOLDINGS INC.
8909 Purdue Road, Suite 300
Indianapolis, Indiana 46268

PROXY STATEMENT

This Proxy Statement contains information related to the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 8, 2010 at 10:00 a.m., local time, and at any postponements or adjournments thereof. This Proxy Statement, the Notice of Annual Meeting of Stockholders and the accompanying form of proxy are first being mailed to stockholders of the Company on or about May 5, 2010.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, consisting of (a) the election of directors, (b) the approval of the Republic Airways Holdings Inc. Amended and Restated 2007 Equity Incentive Plan (the “Amended and Restated 2007 Plan”) and (c) the ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for the Company for the year ending December 31, 2010. In addition, management will report on the performance of the Company during 2009 and respond to questions from stockholders. The Board of Directors is not currently aware of any other matters which will come before the meeting.

Proxies for use at the meeting are being solicited by the Board of Directors of the Company. Proxies were mailed to stockholders on or about May 5, 2010 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on April 19, 2010, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting, or any postponements and adjournments thereof. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponements or adjournments thereof. If you are “street name” stockholders and wish to vote your shares in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee (who is the stockholder of record), giving you the right to vote the shares.

“Limitation On Voting By Foreign Owners” at the end of this Proxy Statement contains a description of restrictions on voting by stockholders who are not “U.S. Citizens,” as defined by applicable rules and regulations.

What are the voting rights of the holders of common stock?

Each outstanding share of common stock will be entitled to one vote on each matter acted upon. On April 19, 2010, there were 34,458,058 shares of common stock outstanding.

What constitutes a quorum?

The presence at the meeting in person or by proxy, of the holders of a majority of the outstanding shares of common stock as of the record date will constitute a quorum, permitting the conduct of business at the meeting. As of the record date 34,458,058, shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of holders representing at least 17,229,030 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been attained.

What is a broker non-vote?

“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one in which the broker or nominee has discretionary voting authority under the applicable rules of the New York Stock Exchange. Under the New York Stock Exchange rules, Proposal No. 1, relating to the election of directors, and Proposal No. 2, relating to approval of the Amended and Restated 2007 Plan, are deemed to be nonroutine matters with respect to which brokers and nominees may not exercise their voting discretion without receiving instructions from the beneficial owner of the shares. Under the rules of the New York Stock Exchange, brokers holding stock for the accounts of their clients who have not been given specific voting instructions are allowed to vote client proxies on Proposal No. 3 relating to the ratification of the appointment of Deloitte & Touche LLP.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it in the enclosed return envelope, it will be voted as you direct, or you may vote by telephone or on the Internet following the instructions on the proxy card. If you are a registered stockholder (that is, you hold your stock in certificate form) and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

Can I vote by telephone or electronically?

If you are a registered stockholder, you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card.

If your shares are held in “street name,” please check your proxy card and contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. A large number of banks and brokerage firms are participating in the online program of ADP Investor Communications Services. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for stockholders whose bank or brokerage firm is participating in ADP’s program. If you vote by telephone or electronically through the Internet, please do not mail your proxy. Stockholders not wishing to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed proxy card.

Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the meeting.

Internet Availability of Proxy Materials.

In accordance with the proxy rules adopted by the Securities and Exchange Commission (the “SEC”), the Company is making available the proxy materials to all of its stockholders on the internet. Please visit www.amstock.com/ProxyServices/ViewMaterials.asp. The Company is also providing all of its stockholders with a complete set of the proxy materials by mail including a copy of the Company’s annual report, including the financial statements for the fiscal year ended December 31, 2009.

Can I receive more than one set of annual meeting materials?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report to stockholders may have been sent to multiple stockholders in each household. The Company will promptly deliver a separate copy of either document to any stockholder upon written or oral request to the Investor Relations Department of the Company, Republic Airways Holdings Inc., 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268, telephone (317) 484-6000. Any stockholder who wants to receive separate copies of the proxy statement or annual report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact the Company at the above address and phone number.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting and vote in person, although attendance at the meeting alone will not by itself revoke a previously granted proxy. If your stock is held in “street name,” you must contact your broker or nominee for instructions as to how to change your vote.

How are nominees for election to our Board of Directors selected?

The Nominating Committee of the Board of Directors recommends individuals as nominees for election to our Board of Directors at the annual meeting of stockholders and to fill any vacancy or newly created directorship on the Board of Directors. The Board of Directors does not have specific minimum qualifications that must be met by a candidate in order to be considered for nomination to our Board of Directors. In identifying and evaluating nominees for director, the Board of Directors considers each candidate’s experience, integrity, background and skills, as well as other qualities that the candidate may possess and factors that the candidate may be able to bring to the Board of Directors.

The Board of Directors will consider stockholder nominations as nominees for election to our Board of Directors. In evaluating such nominations, the Board of Directors will use the same selection criteria the Board of Directors uses to evaluate other potential nominees. You may suggest a nominee by sending the following information to our Board of Directors: (i) your name, mailing address and telephone number, (ii) the suggested nominee’s name, mailing address and telephone number, (iii) a statement whether the suggested nominee knows that his or her name is being suggested by you, (iv) the suggested nominee’s resume or other description of his or her background and experience, and (v) your reasons for suggesting that the individual be considered. The information should be sent to the Board of Directors addressed as follows: Board of Directors Nominations, Republic Airways Holdings Inc., 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268.

Stockholders who do not wish to follow the foregoing procedure but who wish instead to nominate directly one or more persons for election to the Board of Directors must comply with the procedures established by our by-laws. To be timely, the Company must have received such nomination for the 2011 Annual Meeting at its principal office at 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268 no earlier than February 15, 2011 and no later than March 17, 2011.

All seven of the director nominees identified in this Proxy Statement currently serve as directors of the Company and all have been nominated by our Nominating Committee and our full Board of Directors, including all of our independent directors, for re-election. The Company has not paid a fee to any third party for the identification or evaluation of any candidates for our Board of Directors.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote to approve Proposal No. 1, for election of the nominated slate of directors to serve for the ensuing year, Proposal No. 2, for the approval of the Amended and Restated 2007 Plan and Proposal No. 3, for the ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for the Company for the year ending December 31, 2010, as set forth in the notice of meeting on the cover page of this Proxy Statement. With respect to any other matter that properly comes before the meeting, the proxy holders will vote in accordance with their best judgment.

What vote is required to approve each item?

Election of Directors.  The seven nominees receiving the highest number of affirmative votes of the votes cast at the meeting, either in person or by proxy, shall be elected as directors. A properly executed proxy card marked “WITHOUT AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Approval of the Amended and Restated 2007 Plan.  The approval of the Amended and Restated 2007 Plan requires the affirmative vote of the holders of at least a majority of the total voting power of the Company’s common stock present in person or represented by proxy and entitled to vote at the annual meeting. For purposes of this vote, a vote to abstain (or a direction to your broker, bank or other nominee to abstain) will be counted as present in person or represented by proxy and entitled to vote at the annual meeting, and therefore, will have the effect of a negative vote. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Ratification of Appointment of Independent Registered Public Accountants.  The ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for the Company requires the affirmative vote of the holders of at least a majority of the total voting power of the Company’s common stock present in person or represented by proxy and entitled to vote at the annual meeting. For purposes of this vote, a vote to abstain (or a direction to your broker, bank or other nominee to abstain) will be counted as present in person or represented by proxy and entitled to vote at the annual meeting, and therefore, will have the effect of a negative vote. The ratification of the appointment of the independent registered public accounting firm is a matter on which a broker or other nominee is generally empowered to vote. Accordingly, no broker non-votes are expected to exist in connection with Proposal No. 3.

Other Items.  For each other item that may properly come before the meeting, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy entitled to vote on the item will be required for approval. A properly executed proxy card marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum and, thus, have the effect of a vote against the proposals.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
CERTAIN STOCKHOLDERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 12, 2010 of each person who is known by us to be the beneficial owner of more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the securities. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse.

Name and Address	Shares Beneficially Owned	Percentage Beneficially Owned(1)
Greenlight Capital, Inc.(2)	3,442,800	10.0%
BlackRock, Inc.(3)	1,918,589	5.6%
TPG Advisors V, Inc.(4)	2,500,000	7.3%
FMR LLC(5)	2,006,000	5.8%
Dimensional Fund Advisors LP(6)	3,367,049	9.7%

(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock when such person or persons have the right to acquire them within 60 days after April 12, 2010. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons have the right to acquire within 60 days after April 12, 2010 is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Greenlight Capital, L.L.C. (“Greenlight LLC”), Greenlight Capital, Inc. (“Greenlight Inc.”), DME Advisors, L.P. (“Advisors”), DME Advisors GP, L.L.C. (“DME GP” and together with Greenlight LLC, Greenlight Inc. and Advisors, “Greenlight”) and David Einhorn, the principal of Greenlight (collectively with Greenlight, the “Reporting Persons”) together filed Amendment No. 1 to Schedule 13G on February 16, 2010, indicating that, as of December 31, 2009, (i) Greenlight LLC may be deemed the beneficial owner of an aggregate of 1,385,993 shares held for the accounts of Greenlight Capital, L.P. (“Greenlight Fund”), of which Greenlight LLC is the general partner and for which Greenlight Inc. acts as investment manager, and Greenlight Capital Qualified, L.P. (“Greenlight Qualified”), of which Greenlight LLC is the general partner and for which Greenlight Inc. acts as investment manager; (ii) Greenlight Inc. may be deemed the beneficial owner of an aggregate of 2,985,473 shares held for the accounts of Greenlight Fund, Greenlight Qualified and Greenlight Capital Offshore, Ltd. (“Greenlight Offshore”) for which Greenlight Inc. acts as investment manager; (iii) Advisors may be deemed the beneficial owner of 457,327 shares held for the managed account for which Advisors acts as investment manager; (iv) DME GP may be deemed the beneficial owner of 457,327 shares held for the managed account for which Advisors acts as investment manager; and (v) Mr. Einhorn may be deemed the beneficial owner of 3,442,800 shares. This number consists of: (A) an aggregate of 1,385,993 shares of Common Stock held for the accounts of Greenlight Fund and Greenlight Qualified, (B) 1,599,480 shares of Common Stock held for the account of Greenlight Offshore, and (C) 457,327 shares of Common Stock held for the managed account for which Advisors acts as investment manager. The principal business office of each the Reporting Persons is 140 East 45th Street, 24th Floor, New York, New York 10017.
(3)	BlackRock, Inc. (“Blackrock”) completed its acquisition of Barclays Global Investors, NA and certain of its affiliates (Barclays Global Investors, NA and such affiliates are collectively referred to as “BGI Entities”) on December 1, 2009 and, as a result, the BGI Entities are now included as subsidiaries of BlackRock for purposes of Schedule 13G filings. BlackRock filed Schedule 13G, which amends the most recent Schedule 13G filing, if any, made by BlackRock or the BGI Entities, on January 1, 2010, indicating that, as of December 31, 2009, BlackRock has sole voting power over 1,918,589 shares and sole dispositive power over 1,918,589 shares. The address of BlackRock is 40 East 52nd Street, New York, New York 10012.

(4)	TPG Advisors V, Inc. (“Advisors V”) David Bonderman and Hanes G. Coulter (collectively, the “Reporting Persons”) together filed Schedule 13D on August 10, 2009, indicating that, as of July 31, 2009, the Reporting Persons have shared voting and dispositive power over 2,500,000 shares. The principal business of Advisors V is serving as the sole ultimate general partner of related entities (including the TPG Midwest US V, LLC, a Delaware limited liability company (“TPG Midwest US”) and TPG Midwest International V, LLC, a Delaware limited liability company (“TPG Midwest International” and, together with TPG Midwest US, the “TPG Funds”)) engaged in making investments in securities of public and private companies. Advisors V is the sole managing member of TPG Midwest US, and Advisors V is the sole general partner of TPG GenPar V, L.P., a Delaware limited partnership (“TPG GenPar V”), which in turn is the sole managing member of TPG Midwest International. The present principal occupation of David Bonderman is Chairman of the Board and President of Advisors V and other affiliated entities. The present principal occupation of James G. Coulter is director and Vice President of Advisors V and other affiliated entities. The address of the Reporting Persons is 301 Commerce Street, Suite 3300, Forth Worth, Texas 76102.

Richard P. Schifter, a director of the Company, is a partner at TPG Capital, which is an affiliate of the Reporting Persons.

(5)	FMR LLC (the successor of FMR Corp.) filed Amendment No. 4 to Schedule 13G on February 16, 2010, indicating that, as of December 31, 2009, FMR LLC has sole dispositive power over 2,006,000 shares. Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,006,000 shares or 5.8% of the common stock of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. These investment companies, trusts and accounts are, collectively, the “Funds.”

Edward C. Johnson 3d, Chairman of FMR LLC, and FMR LLC, through its control of Fidelity, and the Funds each has sole power to dispose of 2,006,000 shares owned by the Funds. Members of the family of Edward C. Johnson 3d are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(6)	Dimensional Fund Advisors LP (“Dimensional”) filed Amendment No. 4 to Schedule 13G on February 8, 2010, indicating that, as of December 31, 2009, Dimensional has sole voting power over 3,341,070 shares and sole dispositive power over 3,367,049 shares. Dimensional is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are, collectively, the “Funds.” In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as advisors or sub-advisors to certain Funds. In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the common stock of the Company that is owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all the shares are owned by the Funds. Dimensional disclaims beneficial ownership of such shares. The address of Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

Security Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 12, 2010 of:

•	each executive officer named in the summary compensation table;
•	each of our directors; and
•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse.

Name and Address(1)	Shares Beneficially Owned	Percentage Beneficially Owned(2)
Bryan K. Bedford(3)	1,200,466	3.5%
Robert H. Cooper(4)	437,704	1.3%
Wayne C. Heller(5)	479,156	1.4%
Sean E. Menke(6)	9,375	*
Douglas J. Lambert(7)	22,500	*
Lawrence J. Cohen(8)	22,500	*
Neal S. Cohen(9)	3,333	*
Mark L. Plaumann(10)	22,500	*
Richard P. Schifter(11)	4,167	*
David N. Siegel(12)	3,333	*
All directors and executive officers as a group (10 persons)(13)	2,205,034	6.2%

*	Less than 1%.
(1)	Unless otherwise indicated, the address of all persons is c/o Republic Airways Holdings Inc., 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268.
(2)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock when such person or persons have the right to acquire them within 60 days after April 12, 2010. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons have the right to acquire within 60 days after April 12, 2010 is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(3)	Includes 1,002,625 shares subject to stock options and 40,833 restricted shares as to which Mr. Bedford has voting power but not investment power.
(4)	Includes 385,000 shares subject to stock options and 29,167 restricted shares as to which Mr. Cooper has voting power but not investment power.
(5)	Includes 411,748 shares subject to stock options and 29,167 restricted shares as to which Mr. Heller has voting power but not investment power.
(6)	In October 2009, Mr. Menke was issued 50,000 shares subject to stock options and 150,000 restricted shares as to which Mr. Menke had voting power but not investment power. In January 2010, Mr. Menke resigned from the Company effective March 9, 2010 and all of his unvested equity compensation was forfeited.
(7)	Consists of shares subject to stock options. The address of Mr. Lambert is c/o Alvarez & Marsal Inc., 101 East 52nd Street, 7th Floor, New York, New York 10022.
(8)	Consists of shares subject to stock options. The address of Mr. Cohen is c/o Pembroke Companies, Inc., 70 East 55th Street, 7th Floor, New York, New York 10022.
(9)	Consists of shares subject to stock options. The address of Mr. Plaumann is 340 Pemberwick Road, 1st Floor, Greenwich, CT 06831.

(10)	Consists of shares subject to stock options. The address of Mr Siegel is 301 Main Street #38G, San Francisco, CA, 94105-5032.
(11)	Consists of shares subject to stock options. The address of Mr. Neal Cohen is 4970 Meadville Street, Greenwood, MN 55331.
(12)	Consists of shares subject to stock options. The address of Mr. Schifter is 888 7th Avenue, 38th Floor, New York, NY 10019.
(13)	Includes 1,799,373 shares subject to stock options and 99,167 restricted shares.

Code of Ethics

We have adopted a Code of Ethics within the meaning of Item 406(b) of SEC Regulation S-K. This Code of Ethics applies to our principal executive officer, principal financial officer and principal accounting officer. This Code of Ethics is publicly available on our website at http://www.rjet.com. If we make substantive amendments to this Code of Ethics or grant any waiver, including any implicit waiver, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K within four days of such amendment or waiver.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee was formed in May 2004 and currently consists of David N. Siegel, Lawrence J. Cohen and Neal S. Cohen. They are independent directors, and none of them are present or past employees or officers of the Company or any of our subsidiaries. No member of the Compensation Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Seven directors (constituting the entire Board of Directors) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below (all of whom are currently directors of the Company) to serve until the 2011 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified. Our current Board of Directors consists of seven members, six of whom are “independent” within the meaning of Rule 5605(a)(2) of The NASDAQ Stock Market. The six consist of Messrs. Lawrence J. Cohen, Lambert, Schifter, Neal S. Cohen, Siegel and Plaumann. All of the nominees have been recommended by the Nominating Committee of the Board of Directors for election to our Board of Directors and all have consented to serve if elected. If any of these nominees becomes unavailable for any reason, or if a vacancy should occur before the election, the shares represented by your proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. All of the nominees listed below have consented to be named as such and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

Each of the Company’s directors holds office until his or her successor is duly elected and qualified or until his or her resignation or removal, if earlier, as provided in our by-laws. No family relationship exists among any of the directors or executive officers.

Director Biographies

The nominees, their respective ages, the year in which each first became a director of the Company and their principal occupations or employment during the past five years are as follows:

Nominee	Age	Year First Became Director	Principal Occupation During the Past Five Years
Bryan K. Bedford	48	1999	Bryan K. Bedford joined us in July 1999 as our president and chief executive officer and a member of our board of directors and became chairman of the board in August 2001. From July 1995 through July 1999, Mr. Bedford was the president and chief executive officer and a director of Mesaba Holdings, Inc., a publicly owned regional airline. He has over 20 years of experience in the regional airline industry, and was named regional airline executive of the year in 1998 by Commuter and Regional Airline News and again in 2005 by Regional Airline World magazine. Mr. Bedford is a licensed pilot and a certified public accountant. He also served as the 1998 Chairman of the Regional Airline Association (RAA), and remains on the Board of Directors of the RAA.
Lawrence J. Cohen	54	2002	Lawrence J. Cohen has been a director since June 2002. He is the owner and President of Pembroke Companies, Inc., an investment and management firm that he founded in 1991. The firm makes investments in and provides strategic management services to real estate and specialty finance related companies. From 1989 to 1991, Mr. Cohen worked at Bear Stearns & Co. where he attained the position of Managing Director. From 1983 to 1989, Mr. Cohen served as first Vice President in the Real Estate Group of Integrated Resources, Inc. From 1980 to 1983, Mr. Cohen was an associate at the law firm of Proskauer Rose Goetz & Mendelsohn. Mr. Cohen is a member of the bar in both New York and Florida.

Nominee	Age	Year First Became Director	Principal Occupation During the Past Five Years
Douglas J. Lambert	52	2001	Douglas J. Lambert has been a director since August 2001. He is presently a Managing Director in the North American Restructuring Practice Group of Alvarez & Marsal Inc. From 1994 to 2003, Mr. Lambert was a Senior Vice President of Wexford Capital LLC. From 1983 to 1994, Mr. Lambert held various financial positions with Integrated Resources, Inc.’s Equipment Leasing Group, including Treasurer and Chief Financial Officer. He was a certified public accountant.
Mark L. Plaumann	54	2002	Mark L. Plaumann has been a director since June 2002. He is presently a Managing Member of Greyhawke Capital Advisors LLC, which he co-founded in 1998. He is a director and audit committee chairman for ICx Technologies, Inc. and one other private company. From 1995 to 1998, Mr. Plaumann was a Senior Vice President of Wexford Capital LLC. From 1990 to 1995, Mr. Plaumann was employed by Alvarez & Marsal, Inc. as a Managing Director. From 1985 to 1990, Mr. Plaumann worked for American Healthcare Management, Inc., where he attained the position of President. From 1974 to 1985, Mr. Plaumann worked in both the audit and consulting divisions of Ernst & Young, where he attained the position of Senior Manager. Mr. Plaumann was a certified public accountant and is certified as a Certified Management Accountant. Mr. Plaumann is the Chair of our Audit Committee, is an “audit committee financial expert” and is independent as defined under applicable SEC and NASDAQ rules.
Richard P. Schifter	57	2009	Richard P. Schifter has been a director since July 2009. He has been a partner at TPG Capital (formerly Texas Pacific Group) since 1994. Prior to joining TPG, Mr. Schifter was a partner at the law firm of Arnold & Porter in Washington, D.C., where he specialized in bankruptcy law and corporate restructuring and represented Air Partners in connection with the acquisition of Continental Airlines in 1993. Mr. Schifter joined Arnold & Porter in 1979 and was a partner from 1986 through 1994. Mr. Schifter also served on the Boards of Directors of Ryanair, PLC from 1996 through 2003, America West Holdings from 1994 to 2005, US Airways Group from 2005 to 2006 and Midwest Airlines from 2007 to 2009.
Neal S. Cohen	49	2009	Neal S. Cohen has been a director since October 2009. He is president and chief operating officer for Laureate Education, Inc. Previously, Mr. Cohen was executive vice president for international strategy and chief executive officer for regional airlines at Northwest Airlines. In addition, Mr. Cohen had served as executive vice president and chief financial officer at Northwest Airlines. Prior to his tenure with Northwest Airlines, Mr. Cohen was executive vice president and chief financial officer for US Airways. Mr. Cohen has served as chief financial officer for various service and financial organizations as well as Sylvan Learning, the predecessor company of Laureate Education, Inc.

Nominee	Age	Year First Became Director	Principal Occupation During the Past Five Years
David N. Siegel	48	2009	David N. Siegel has been a director since October 2009. He is currently Executive Chairman of XOJET, a private aviation company. Mr. Siegel has commercial aviation experience spanning more than two decades including serving as the president and chief executive officer of US Airways and in senior executive roles at Northwest Airlines and Continental Airlines. Most recently, Mr. Siegel was chairman and chief executive officer of Gate Gourmet Group, Inc., the world’s largest independent airline catering, hospitality and logistics company. Prior to Gate Gourmet Group, Mr. Siegel served as president, chief executive and member of the board of US Airways Group, Inc., and US Airways, Inc., the airline operating unit. Prior to joining US Airways, Mr. Siegel was chairman and chief executive officer of Avis Rent A Car System, Inc., a subsidiary of Cendant Corp. Mr. Siegel’s extensive experience in the airline industry includes seven years at Continental Airlines in various senior management roles, including president of its Continental Express subsidiary.

Policy Regarding Director Attendance

The Company encourages members of its Board of Directors to attend annual stockholders meetings. Mr Bedford attended the 2009 Annual Meeting of Stockholders.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors is composed of a majority of directors who satisfy the criteria for independence within the meaning of Rule 5605(a)(2) of The NASDAQ Stock Market. In determining independence, the Board of Directors affirmatively determines, among other items, whether the directors have no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Applying these independence standards, the Board of Directors has determined that Messrs. Lawrence J. Cohen, Lambert, Schifter, Neal S. Cohen, Siegel and Plaumann are all independent directors.

Committees of the Board of Directors

The Company has established a Compensation Committee, Audit Committee, and Nominating Committee. Each member of the committees has been determined by the Board of Directors to be “independent” within the meaning of Rule 5605(a)(2) of The NASDAQ Stock Market and, in addition, each member of the Audit Committee is “independent” within the meaning of applicable rules and regulations of the SEC regarding the independence of audit committee members.

Compensation Committee.  The Compensation Committee reviews and recommends to the Board of Directors the salaries and benefits for all employees, consultants, directors and other individuals compensated by us. The Compensation Committee also administers our stock option and other employee benefit plans. The Compensation Committee consists of Mr. Siegel, Chair, and Messrs. Lawrence J. Cohen and Neal S. Cohen.

Audit Committee.  The Audit Committee reviews our internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors. Our Audit Committee consists of Messrs. Lawrence Cohen, Plaumann and Lambert, all of whom are independent within the meaning of the NASDAQ corporate governance and SEC rules. Our Board of Directors has determined that Mark Plaumann, the chairman of the Audit Committee, is an “audit committee financial expert.”

Nominating Committee.  The Nominating Committee is charged with assisting the Board of Directors in its selection of individuals as nominees for election to the Board at annual meetings of the Company’s stockholders and filing any vacancies or newly created directorships on the Board of Directors. The Nominating Committee is currently composed of Messrs. Lambert and Schifter.

The Nominating Committee does not set specific minimum qualifications that nominees must meet in order to be recommended to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors.

The Nominating Committee considers director nominees recommended by stockholders and evaluates the qualifications of such nominees using the same selection criteria the committee uses to evaluate other potential nominees. Stockholders who wish to submit director nominees for consideration by the Nominating Committee for election at the 2011 Annual Meeting of Stockholders may do so by submitting the information to the Board of Directors as described in “About the Meeting — How are nominees for election to our Board of Directors selected” in this Proxy Statement.

The charters of the Audit Committee, Compensation Committee and Nominating Committee are available on the Company’s website at http://www.rjet.com/investorrelations.htm.

Executive Committee.  Our Board of Directors has a standing Executive Committee which consists of Mr. Bedford, Mr. Schifter and Mr. Neal S. Cohen. The Executive Committee approves the Company’s charitable contributions up to $500,000 per annum and the execution and delivery of documentation (including, but not limited to, guarantees) and the performance thereof related to the purchase, sale, assignment, lease or other financing of aircraft, aircraft engines, or related parts whose value does not exceed $35,000,000 individually or $440,000,000 in the aggregate for any given transaction.

2009 Board and Committee Meetings

The Board of Directors held a total of 17 meetings in 2009. The Compensation Committee held a total of two meetings in 2009. The Audit Committee held a total of four meetings in 2009. Acting by written consent, the Nominating Committee held one meeting in 2009. All of the directors attended at least 75% of the meetings of the Board of Directors and any committees on which they served during 2009.

Board Leadership Structure and Board of Directors

Mr. Bryan K. Bedford serves as both the Company’s Chairman of the Board of Directors and President and Chief Executive Officer. The Board has determined that this leadership structure is appropriate given the size and complexity of the Company, the number of directors overseeing the Company and the Board of Directors’ oversight responsibilities.

The specific experience, qualifications, attributes or skills that led to the conclusion that each Director should serve as a Director of the Company, in light of the Company’s business and structure, are as follows:

Bryan K. Bedford has been our president and chief executive officer and a member of our board of directors since July 1999 and became chairman of the board in August 2001. From July 1995 through July 1999, Mr. Bedford was the president and chief executive officer and a director of Mesaba Holdings, Inc., a publicly owned regional airline. He has over 20 years of experience in the regional airline industry, and was named regional airline executive of the year in 1998 by Commuter and Regional Airline News and again in 2005 by Regional Airline World magazine. Mr. Bedford is a licensed pilot and a certified public accountant. He also served as the 1998 Chairman of the Regional Airline Association (RAA), and remains on the Board of Directors of the RAA. As a result of many years of experience, Mr. Bedford provides expertise on the airline industry and financial matters.

Lawrence J. Cohen has been a director since June 2002. He is the owner and President of Pembroke Companies, Inc., an investment and management firm that he founded in 1991. The firm makes investments in and provides strategic management services to real estate and specialty finance related companies. From 1989 to 1991, Mr. Cohen worked at Bear Stearns & Co. where he attained the position of Managing Director. From 1983 to 1989, Mr. Cohen served as first Vice President in the Real Estate Group of Integrated Resources, Inc. From 1980 to 1983, Mr. Cohen was an associate at the law firm of Proskauer Rose Goetz & Mendelsohn. Mr. Cohen is a member of the bar in both New York and Florida. Mr. Cohen provides expertise on financial and investment matters.

Douglas J. Lambert has been a director since August 2001. He is presently a Managing Director in the North American Restructuring Practice Group of Alvarez & Marsal Inc. From 1994 to 2003, Mr. Lambert was a Senior Vice President of Wexford Capital LLC. From 1983 to 1994, Mr. Lambert held various financial positions with Integrated Resources, Inc.’s Equipment Leasing Group, including treasurer and chief financial officer. He was a certified public accountant. Mr. Lambert provides expertise on financial and investment matters.

Mark L. Plaumann has been a director since June 2002. He is presently a Managing Member of Greyhawke Capital Advisors LLC, which he co-founded in 1998. He is a director and audit committee chairman for ICx Technologies, Inc. and one other private company. From 1995 to 1998, Mr. Plaumann was a Senior Vice President of Wexford Capital LLC. From 1990 to 1995, Mr. Plaumann was employed by Alvarez & Marsal, Inc. as a Managing Director. From 1985 to 1990, Mr. Plaumann worked for American Healthcare Management, Inc., where he attained the position of President. From 1974 to 1985, Mr. Plaumann worked in both the audit and consulting divisions of Ernst & Young, where he attained the position of Senior Manager. Mr. Plaumann was a certified public accountant and is certified as a Certified Management Accountant. Mr. Plaumann provides expertise on financial and investment matters.

Richard P. Schifter has been a director since July 2009. He has been a partner at TPG Capital (formerly Texas Pacific Group) since 1994. Prior to joining TPG, Mr. Schifter was a partner at the law firm of Arnold & Porter in Washington, D.C., where he specialized in bankruptcy law and corporate restructuring and represented Air Partners in connection with the acquisition of Continental Airlines in 1993. Mr. Schifter joined Arnold & Porter in 1979 and was a partner from 1986 through 1994. Mr. Schifter also served on the Boards of Directors of Ryanair, PLC from 1996 through 2003, America West Holdings from 1994 to 2005, US Airways Group from 2005 to 2006 and Midwest Airlines from 2007 to 2009. Mr. Schifter provides expertise on the airline industry.

Neal S. Cohen has been a director since October 2009. He is president and chief operating officer for Laureate Education, Inc. Previously, Mr. Cohen was executive vice president for international strategy and chief executive officer for regional airlines at Northwest Airlines. In addition, Mr. Cohen had served as executive vice president and chief financial officer at Northwest Airlines. Prior to his tenure with Northwest Airlines, Mr. Cohen was executive vice president and chief financial officer for US Airways. Mr. Cohen has served as chief financial officer for various service and financial organizations as well as Sylvan Learning, the predecessor company of Laureate Education, Inc. Mr. Cohen provides expertise on the airline industry and financial matters.

David N. Siegel has been a director since October 2009. Mr. Siegel has commercial aviation experience spanning more than two decades including serving as the president and chief executive officer of US Airways and in senior executive roles at Northwest Airlines and Continental Airlines. Most recently, Mr. Siegel was chairman and chief executive officer of Gate Gourmet Group, Inc., the world’s largest independent airline catering, hospitality and logistics company. Prior to Gate Gourmet Group, Mr. Siegel served as president, chief executive and member of the board of US Airways Group, Inc., and US Airways, Inc., the airline operating unit. Prior to joining US Airways, Mr. Siegel was chairman and chief executive officer of Avis Rent A Car System, Inc., a subsidiary of Cendant Corp. Mr. Siegel’s extensive experience in the airline industry includes seven years at Continental Airlines in various senior management roles, including president of its Continental Express subsidiary. Mr. Siegel provides expertise on the airline industry.

The Board’s Role in Risk Oversight

Consistent with its responsibility for oversight of the Company, the Board of Directors, among other things, oversees risk management of the Company’s business affairs directly and through the committee structure that it has established.

The Board of Directors’ role in the Company’s risk oversight process includes regular reports from senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board of Directors (or the appropriate committee) receives these reports from management to identify and discuss such risks. The Board of Directors periodically reviews with management its strategies, techniques, policies and procedures designed to manage these risks. Under the overall supervision of the Board of Directors, management has implemented a variety of processes, procedures and controls to address these risks.

The Board of Directors requires management to report to the full Board of Directors on a variety of matters at regular meetings of the Board of Directors and on an as-needed basis, including the performance and operations of the Company and other matters relating to risk management. The Audit Committee also receives regular reports from the Company’s independent registered public accounting firm on internal control and financial reporting matters. These reviews are conducted in conjunction with the Board of Directors’ risk oversight function and enable the Board of Directors to review and assess any material risks facing the Company.

Non-Employee Director Compensation for Fiscal 2009

We pay each of our non-employee directors an annual fee of $25,000 for each fiscal year in which they serve as a director and an additional fee of $1,300 for every Board of Directors meeting they attend. Each non-employee director also receives an additional fee of $2,500 per year for serving on the Compensation Committee and $2,500 per year for serving on the Executive Committee (as well as an additional annual fee of $2,500 per year for serving as the chairman of the Executive Committee and $2,500 per year for serving as the chairman of the Compensation Committee). In addition, each non-employee director receives an additional fee of $5,000 per year for serving on the Audit Committee (as well as an additional annual fee of $10,000 per year for serving as the chairman of the Audit Committee and an additional fee of $1,300 for every Audit Committee meeting they attend).

Each non employee director was automatically granted options to purchase 10,000 shares of our common stock on the day prior to the commencement of the initial public offering of our common stock, with an exercise price of $13.00, our initial public offering price. Each director who first becomes a non-employee director after the initial public offering of our common stock will automatically be granted options to purchase 10,000 shares of our common stock under our Amended and Restated 2007 Plan, if approved by stockholders at the 2010 annual meeting, on the first trading day following his or her commencement of service as a non-employee director. In addition, each non-employee director will generally be granted an option to purchase 2,500 shares of common stock on the date of each annual meeting of stockholders at which he or she is re-elected as a non-employee director. A non-employee director is any member of our Board of Directors who is not employed by us, or is not a consultant to us or any of our subsidiaries and includes any director who serves as one of our officers but is not paid by us for this service. The exercise price per share covered by an option granted shall be equal to the fair market value of the common stock on the date of grant. Subject to remaining in continuous service with the Company through each applicable vesting date, a director’s initial option grant will become exercisable as follows: with respect to 1/24 of the shares covered thereby on the first day of each month for the first 12 months commencing after the date of the grant, and with respect to 1/48 of the shares covered thereby on the first day of each successive month for the next 24 months. Each annual option grant shall, subject to the director remaining in continuous service with the Company through each applicable vesting date, become vested with respect to 1/12 of the shares covered thereby on the first day of each month for the first 12 months commencing after the date of the grant. Upon the cessation of a non-employee director’s service, such individual will generally have 180 days to exercise all options that are exercisable on the termination date. If a director’s service terminates by reason of his or her death or disability, his or her beneficiary will generally have 12 months to exercise any portion of a director option that is exercisable on the date of death. Except as otherwise provided herein, if not previously exercised, each option granted shall expire on the tenth anniversary of the date of grant. Upon a change in control as defined in the Amended and Restated 2007 Plan, vesting of the options held by a non-employee director will accelerate and become fully vested.

The following table sets forth the type and amount of awards that were granted to the non-employee directors during the 2009 fiscal year under the Company’s 2007 Equity Incentive Plan (the “2007 Plan”).

Name	Stock Option Awards
Douglas J. Lambert	2,500
Lawrence J. Cohen	2,500
Mark L. Plaumann	2,500
Richard P. Schifter	10,000
David N. Siegel	10,000
Neal S. Cohen	10,000
All current non-employee directors	37,500

The following table relates to the compensation of our non-employee directors in 2009:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	Total ($)
Lawrence J. Cohen	$54,600	$9,547	$64,147
Douglas J. Lambert	$54,400	$9,547	$63,947
Mark L. Plaumann	$64,600	$9,547	$74,147
Neal S. Cohen	$8,800	$3,822	$12,622
Richard P. Schifter	$16,350	$4,783	$21,133
David N. Siegel	$8,800	$3,822	$12,622

(1)	Represents (a) the annual retainer of $25,000, (b) compensation for serving on the committees, (c) compensation for serving as the chairman of the committees and (d) compensation for attendance at all Board and committee meetings.
(2)	“Option Awards” represent the dollar amount recognized as an expense with respect to non-employee directors option awards on the Company’s audited financial statements for 2009, disregarding, however, the estimate of forfeitures related to service-based vesting conditions included in such financial statements. Option expense is charged to earnings over the relevant period of vesting service. The fair value of each option award was estimated on the date of grant using a Black-Scholes option pricing model that used the following assumptions: expected volatility of 58% to 63%, expected term of four to five years, a risk free interest rate of 2.2% to 2.9% and a dividend yield of zero.
(3)	The aggregate number of options granted to non-employee directors for 2009 was 37,500, and the aggregate number of options awards outstanding at the fiscal year end was 97,500.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), requires that the Company’s executive officers and directors, and any person who beneficially owns more than ten percent of the Company’s common stock, file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors, and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers, directors and owners of more than ten percent of the Company’s common stock, we believe that during fiscal 2009 our executive officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements, except for Neal S. Cohen, David N. Siegel and Wayne C. Heller, each of whom failed to timely file one report on Form 4 with respect to one transaction.

Vote Required

The seven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will not be counted as a vote for any such nominee.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 — ELECTION OF DIRECTORS TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives

We and the Compensation Committee believe that executive compensation should be closely related to increased stockholder value. One of our strengths contributing to the Company’s successes is a strong management team, many of whom have been with us for a number of years. The compensation program is designed to enable us to attract, retain and reward capable employees who can contribute to our continued success, principally by linking portions of compensation with the attainment of key business objectives. Performance-based compensation, equity participation and a strong alignment to stockholders’ interests are key elements of our compensation philosophy. Accordingly, our executive compensation program is designed to provide competitive compensation, support our strategic business goals and reflect our performance. The compensation program reflects the following principles:

•	Compensation should encourage increased stockholder value;
•	Compensation programs should reflect and promote our values and reward individuals for outstanding contributions towards business goals;
•	Compensation programs should enable us to attract and retain highly qualified professionals; and
•	All compensation policies and all compensation decisions are designed to reward employees, including the named executive officers, who have demonstrated the capacity to contribute to our financial and competitive performance, thereby furthering the main objective of our compensation program — increasing stockholder value.

Implementing Our Objectives

The Compensation Committee relies upon its judgment in making compensation decisions, after reviewing the performance of the Company and carefully evaluating an executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, current compensation arrangements and potential to enhance stockholder value. Specific factors affecting compensation decisions for the named executives include:

•	the nature, scope and level of the executive’s responsibilities;
•	our overall performance and profitability, measured by our end-of-year and year-to-year financial and operational data;
•	the executive’s performance (which, in the case of the named executives, primarily relates to their effectiveness in leading our initiatives to increase productivity, cash flow, income and revenue growth and the value we provide to our customers); and
•	the compensation levels of executive officers at our peer group airlines.

Our named executives have employment agreements with the Company which extend until June and July of 2010. These employment agreements provide for minimum levels of base salary and guaranteed levels of bonus. The remainder of the named executives’ compensation is discretionary and is performance based. We do not adhere to rigid formulas in setting this compensation.

The financial data that we take into account in setting our executive officers’ compensation includes our operating revenues, pre-tax profit, “pre-tax margin,” net income and the “cost per available seat mile excluding fuel.” “Pre-tax margin” is the profitability of the Company before taxes are paid. The “pre-tax margin” is calculated by dividing pre-tax earnings by revenues and then multiplying by 100. The result is expressed as a percentage. “Cost per available seat mile” is expressed in cents to operate each seat mile offered, and is determined by dividing our total operating and interest expenses less fuel expense by “available seat miles.” “Available seat miles” is a measure of our airline flights’ carrying capacity. It is equal to the number of seats available multiplied by the number of miles flown. “Cost per available seat mile” is frequently used to allow a cost comparison between different airlines.

The operational data that we take into account in setting our executive officers’ compensation includes the number of aircraft at year end, the number of departures, the number of “block hours,” that is, hours from the departure gate to the arrival gate for our aircraft, and the number of additions to our fleet of aircraft.

We attempt to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. Our mix of compensation elements is designed to reward recent results and motivate long-term performance through a combination of cash and equity incentive awards. We also seek to balance compensation elements that are based on financial and operational measures as well as the performance of the Company’s common stock. Our goal is to motivate our named executives to deliver superior performance and to retain their services with the Company on a cost-effective basis.

Role of the Compensation Committee and Management

Generally, our management provides the Compensation Committee with recommendations regarding the annual incentive compensation of all named executive officers and certain other employees in November of each year. The Compensation Committee believes that our management’s insight to our business as well as their experience in the airline industry combine to provide a valuable resource to the Compensation Committee with respect to our executive compensation arrangements. Our management analyzes the overall performance and profitability, using both financial and operational measures, to provide a basis for the executive compensation. Our management also reviews compensation levels of similarly situated peer companies. The Compensation Committee may request additional information and analysis and ultimately determines in its discretion whether to approve any recommended changes in compensation. These determinations are made by our Compensation Committee based on its own analysis and judgment and the recommendations of our management.

As part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. Based on this review, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

Potential Impact on Compensation from Executive Misconduct

If the Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoers as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limitation, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the misconduct resulted in a significant restatement of the Company’s financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Impact of Tax Treatments on Compensation

In general, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the annual tax deduction for public companies to $1 million for compensation paid to each of a company’s named executive officers. Qualifying performance-based compensation is not subject to the deduction limit if the Code requirements are met. Compensation received from the exercise of stock options and the vesting of restricted stock granted prior to our 2010 annual meeting under our 2002 Equity Incentive Plan (the “2002 Plan”) is not subject to the Section 162(m) deduction limit. Compensation paid under awards granted under the 2002 Plan after that date would not be exempt from the deduction limitation.

It is anticipated that compensation paid to our named executives under our Amended and Restated 2007 Plan will qualify for the performance-based compensation exemption from Section 162(m).

Our annual cash compensation paid to Mr. Bedford exceeded $1 million for 2009. While we intend to seek to take advantage of favorable tax treatment for executive compensation where appropriate, the primary drivers for determining the amount and form of executive compensation are the retention and motivation of superior executive talent rather than tax-based considerations.

Equity Grant Practices

Option grants are made by the Compensation Committee at the times needed to meet appropriate deadlines for compensation-related decisions. Our consistent practice is that the exercise price for every stock option is the closing price on The NASDAQ Global Select Market on the date of grant. The exercise price of options is not less than the fair market value of the shares on the date of grant.

Elements of Compensation

Our executive compensation is comprised of two principal components, namely base salary and incentives. Incentives generally consist of stock options, restricted shares and cash awards paid to our senior management executives. Non-guaranteed portions of bonuses payable to senior executives are generally tied to our overall performance and that of the executives. In addition, we offer our executive officers severance arrangements and fringe benefits and perquisites, each of which is intended to serve the overall compensation philosophy.

Base Salary.  We pay our named executive officers a base salary in order to remain competitive in the market. The Company’s salary levels for our named executive officers were set under employment agreements entered into with each named executive in 2003, as amended in 2004 and 2007. The base salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance and resources of the Company, the Company’s operational performance, general economic conditions, as well as a number of factors relating to the particular individual, including the performance of the individual executive, level of experience, ability and knowledge of the job. On an annual basis, the Compensation Committee may decide to increase the salary of our named executives.

Bonus.  In order to provide incentives for annual performance, we believe that a substantial portion of each named executive’s compensation should be in the form of a bonus. Our employment agreements with the named executives provide for guaranteed cash bonuses. The remainder of each executive’s bonus is determined by the Compensation Committee in its discretion.

In order to set cash bonuses for each year, the Compensation Committee examines the named executive officer’s performance during that year and the financial and operational performance of the Company relative to plan and on a year-to-year basis. Cash bonuses, if any, are then granted at the end of each calendar year to the named executive officers based on these factors. In addition to individual performance, we take into account various items of financial data, including operating revenues, pre-tax profit, “pre-tax margin,” net income and the “cost per available seat mile” excluding fuel, and operational data, including the number of aircraft at year end, the number of departures, the number of “block hours”, which are hours from the departure gate to the arrival gate for our aircraft, and the number of additions to our fleet of aircraft, in determining bonuses for each year, as well as the compensation levels of named executive officers at our peer companies.

Long-Term Incentive Awards.  The Compensation Committee believes that our best interests will be advanced by enabling our named executive officers, who are responsible for our management, growth and success, to receive compensation in the form of long-term incentive awards which may increase in value in conjunction with an increase in the value of our common stock. By this approach, the best interests of stockholders, executives and employees will be closely aligned. We believe that these awards will provide our named executives with an incentive to remain in their positions with us.

Therefore, executives and other employees are eligible to receive stock options, giving them the right to purchase shares of our common stock at a specified price in the future, as well as restricted stock. The grant of equity awards is based in large part on a key employee’s potential contribution to our growth and profitability, based on the Compensation Committee’s discretionary evaluation.

Options are granted at the prevailing market value of our common stock on the date of grant and will only have value if our stock price increases. On the other hand, restricted stock gives the executives the opportunity to own our stock once the restriction on the restricted stock lapses. Restricted stock serves as a reward for past performance as well as an incentive towards future performance. Because we are focused on providing incentives to our executive officers for continued growth and on providing them with tax effective compensation, most of our incentive compensation grants have been in the form of stock options. Generally, grants of options and restricted stock vest over a period of time and executives must be employed by us for such options and restricted stock to vest.

The Company recognizes compensation expense for outstanding equity awards as well as future equity awards over the requisite period of service.

Because no further shares were available for future grants under the 2002 Plan, we adopted a new equity incentive plan at the 2007 Annual Meeting of Stockholders. Under the terms of the 2002 Plan, the 2007 Plan and, if approved by stockholders at the 2010 annual meeting, the Amended and Restated 2007 Plan, awards may be made at such times and upon such vesting and other conditions as determined by the Compensation Committee, and may be made in the form of (a) stock options, including options intended to qualify as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Code, and options which do not qualify as ISOs, (b) restricted shares of common stock, (c) restricted stock units, and (d) other equity-based awards related to shares of common stock, including stock appreciation rights and dividend equivalents.

Severance Arrangements.  In connection with the employment agreements we entered into with each named executive officer, the Compensation Committee determined that the adoption of a severance plan structure would advance the objectives which the Compensation Committee has established for our executive compensation program by assisting us in recruiting and retaining top-level talent. In addition, the Compensation Committee believes that formalizing our severance practices benefits us by providing us with certainty in terms of our obligations to an eligible executive in the event that our relationship with any such executive is severed.

The selection of the measures used to determine the amounts payable upon the happening of certain events as well as the selection of the types of events which trigger severance payments, represent the determination by the Compensation Committee and our Board of Directors regarding the best position for us to be in should any such event occur in light of the objectives which have been established for our executive compensation program. The severance plan structure also benefits us by virtue of the confidential information, non-competition, non-solicitation provisions, which inure to our benefit in the event that an eligible executive severs employment with us. See “Termination of Employment and Change-in-Control Agreements” at page 29 below for a description of the severance and non-compete provisions of the employment agreements of our named executives.

Fringe Benefits and Perquisites.  Our named executive officers are eligible to participate in 401(k), disability, medical and group insurance plans generally available to our executives.

Determining Compensation for the Named Executives in 2009

In determining each named executive’s base salary for 2009, the Compensation Committee considered competitive trends, our overall financial performance and resources, our operational performance, general economic conditions, the compensation level of similarly situated executives at our peer companies, and a number of factors relating to the executive, including the performance of the executive level of his experience, ability and knowledge of the job.

During the period of 2004 to 2008, our operating revenues, pre-tax profit and net income increased by a compound annual growth rate of approximately 20% per year. In addition, operating cost per available seat mile including interest and excluding aircraft fuel expenses decreased 12.4% from 8.9¢ to 7.8¢. During this same period our operating fleet increased from 128 aircraft to 221 aircraft or approximately 14% per year.

In addition to the Company’s historical financial performance, the Compensation Committee also considered the following operational and financial highlights in 2009: (i) the Company successfully transitioned its Hawaii operations as Mokulele Airlines to a joint venture with Mesa Air Group, Inc. as Mo-Go, LLC; (ii) the Company completed its acquisition of of Midwest Air Group, Inc. from TPG Capital;

and (iii) the Company was the sponsor of Frontier’s plan of reorganization, acquiring 100% of the equity in the reorganized company via an auction process in Frontier’s Chapter 11 bankruptcy case. The acquisitions of Midwest and Frontier provided the Company a branded passenger service operation to continue to provide revenue diversity and future growth. These acquisitions increased the Company’s balance sheet by approximately $1.2 billion. The Company’s operating fleet increased by 69 aircraft, primarily due to the acquisitions of Midwest and Frontier.

The Compensation Committee has determined that its named executive officers merit higher compensation based upon their performance relative to similarly situated companies in our peer group.

Equity Grants in 2009

The Compensation Committee took into account the actual results for 2008 in deciding upon the equity grants we provided to our named executive officers. For the full year ended December 31, 2008, operating revenues increased 15.4% to $1.5 billion, compared to $1.3 billion for the same period in 2007. The Company also reported net income of $84.6 million for 2008, or $2.42 per diluted share compared to $82.8 million, or $2.02 per diluted share, in 2007. Total available seat miles (ASMs) for increased 14.8% or 1.7 billion from 11.5 billion in 2007 to 13.2 billion in 2008.

Bryan K. Bedford

Cash Compensation.  Mr. Bedford was awarded total cash compensation for his services to us in 2009 in the amount of $450,000 which represents his annual base salary. Mr. Bedford elected to forgo his minimum guaranteed cash bonus of $337,500. The base salary paid to Mr. Bedford for 2009 constituted approximately 33% of the total compensation paid to Mr. Bedford as set forth in the “Total” column in the Summary Compensation Table.

Long-Term Incentive Awards.  On December 27, 2004, the Compensation Committee granted long-term incentive awards to Mr. Bedford under the 2002 Plan in the form of stock options. Such stock options consist of (i) a stock option to purchase 240,000 shares of our common stock at a purchase price of $13.00 per share, which becomes vested and exercisable with respect to 1/24th of the shares on the last day of each calendar month beginning on July 31, 2005 (so that the option became fully exercisable on June 30, 2007) and (ii) a stock option to purchase 278,100 shares of our common stock at a purchase price of $13.00 per share, which becomes vested and exercisable with respect to 1/8th of the shares on the last day of each month beginning on December 31, 2004 (so that the option became fully exercisable on July 31, 2005).

On February 20, 2007, the Compensation Committee granted long-term incentive awards to Mr. Bedford under the 2002 Plan in the form of the following: (a) a stock option to purchase 220,000 shares of our common stock at a purchase price of $18.59 per share and (b) restricted shares to purchase 18,817 shares of our common stock at a purchase price of $0.001 par value per share, all of which becomes vested (and exercisable in case of stock options) with respect to 1/12th of the shares on the last day of each month beginning on July 31, 2007. These long-term incentive awards were granted in conjunction with the amendment to Mr. Bedford’s employment agreement, dated February 20, 2007.

On September 4, 2007, the Compensation Committee granted to Mr. Bedford a stock option to purchase an additional 200,000 shares of our common stock at a purchase price of $19.12 per share. These stock options become exercisable in twelve equal monthly installments on the last day of each month beginning on July 31, 2008. These options were granted in conjunction with the amendment to Mr. Bedford’s employment agreement, dated September 5, 2007.

On December 9, 2008, the Compensation Committee granted to Mr. Bedford 70,000 restricted shares which vest in 12 equal quarterly amounts beginning April 1, 2009. The Compensation Committee also granted to Mr. Bedford a stock option to purchase an additional 212,000 shares of our common stock at a purchase price of $12.70 per share. These stock options become exercisable in equal monthly installments over 36 months beginning on January 1, 2009.

On June 22, 2009, the Compensation Committee granted to Mr. Bedford a stock option to purchase 200,000 shares of our common stock at a purchase price of $4.10 per share. These stock options become exercisable in equal annual installments over 4 years beginning on June 22, 2010.

Employment Agreement.  We entered into an employment agreement with Mr. Bedford in July 2003. The agreement was amended in December 2004, February 20, 2007 and September 5, 2007. Mr. Bedford’s employment agreement was amended on February 20, 2007 to extend the term of his employment until June 30, 2008 and to increase his current annual base salary and guaranteed cash bonus to $450,000 and $337,500, respectively. Mr. Bedford’s employment agreement was amended on September 5, 2007 to extend the term of his employment until June 30, 2009. On June 22, 2009, Mr. Bedford’s employment agreement was amended to extend the term of his employment until June 30, 2010 and to provide for severance compensation of two times base salary and two times bonus paid for the Company’s last fiscal year upon the occurrence of certain events, including a change in control of the Company. The agreement was amended on October 20, 2009 to provide for severance compensation upon the occurrence of certain events, including a change in control of the Company, death or disability, termination by the executive for cause or upon failure to renew. The amendments also provide for a gross-up in certain circumstances and for the continuation of medical benefits upon the occurrence of certain termination events.

Robert H. Cooper

Cash Compensation.  Mr. Cooper was awarded total cash compensation for his services to us in 2009 in the amount of $462,500. Of this sum, $225,000 represents Mr. Cooper’s annual base salary for 2009 and $237,500 represents an amount paid to Mr. Cooper as a cash bonus. The base salary and cash bonus paid to Mr. Cooper for 2009 constituted approximately 19% and 20%, respectively, of the total compensation paid to Mr. Cooper as set forth in the “Total” column in the Summary Compensation Table.

Long-Term Incentive Awards.  On December 27, 2004, the Compensation Committee granted a long-term incentive award to Mr. Cooper under the Plan in the form of stock options. Such stock options consist of (i) a stock option to purchase 120,000 shares of our common stock at a purchase price of $13.00 per share, which vests and becomes exercisable with respect to 1/24th of the shares on the last day of each calendar month beginning on August 31, 2005 (so that the option became fully exercisable on June 30, 2007) and (ii) a stock option to purchase 135,960 shares of our common stock at a purchase price of $13.00 per share, which vests and becomes exercisable with respect to 1/8th of the shares on the last day of each month beginning on December 31, 2004 (so that the option became fully exercisable on July 31, 2005).

On February 20, 2007, the Compensation Committee granted long-term incentive awards to Mr. Cooper under the 2002 Plan in the form of the following: (a) a stock option to purchase 110,000 shares of our common stock at a purchase price of $18.59 per share and (b) restricted shares to purchase 9,408 shares of our common stock at a purchase price of $0.001 par value per share, all of which becomes vested (and exercisable in case of stock options) with respect to 1/12th of the shares on the last day of each month beginning on August 31, 2007. These long-term incentive awards were granted in conjunction with the amendment to Mr. Cooper’s employment agreement, dated February 20, 2007.

On September 4, 2007, the Compensation Committee granted to Mr. Cooper a stock option to purchase an additional 200,000 shares of our common stock at a purchase price of $19.12 per share. These stock options become exercisable in twelve equal monthly installments on the last day of each month beginning on August 31, 2008. These options were granted in conjunction with the amendment to Mr. Cooper’s employment agreement, dated September 5, 2007.

On December 9, 2008, the Compensation Committee granted to Mr. Cooper 50,000 restricted shares which vest in 12 equal quarterly amounts beginning April 1, 2009. The Compensation Committee also granted to Mr. Cooper a stock option to purchase an additional 150,000 shares of our common stock at a purchase price of $12.70 per share. These stock options become exercisable in equal monthly installments over 36 months beginning on January 1, 2009.

On June 22, 2009, the Compensation Committee granted Mr. Cooper a stock option to purchase 125,000 shares of our common stock at a purchase price of $4.10 per share. These stock options become exercisable in equal annual installments over 4 years beginning on June 22, 2010.

Employment Agreement.  We entered into an employment agreement with Mr. Cooper in August 2003. The agreement was amended in December 2004, February 20, 2007 and September 5, 2007. Mr. Cooper’s employment agreement was amended on February 20, 2007 to extend the term of his employment until

July 31, 2008 and to increase his annual base salary and guaranteed cash bonus to $225,000 and $112,500, respectively. Mr. Cooper’s employment agreement was amended on September 5, 2007 to extend the term of his employment until July 31, 2009. On June 22, 2009, Mr. Cooper’s employment agreement was amended to extend the terms of his employment until July 31, 2009 and to provide for severance compensation of two times base salary and two times bonus paid for the Company’s last fiscal year upon the occurrence of certain events, including a change in control of the Company. The agreement was amended on October 20, 2009 to provide for severance compensation upon the occurrence of certain events, including a change in control of the Company, death or disability, termination by the executive for cause or upon failure to renew. The amendments also provide for a gross-up in certain circumstances and for the continuation of medical benefits upon the occurrence of certain termination events.

Wayne C. Heller

Cash Compensation.  Mr. Heller was awarded total cash compensation for his services to us in 2009 in the amount of $462,500. Of this sum, $225,000 represents Mr. Heller’s annual base salary for 2009 and $237,500 represents an amount paid to Mr. Heller as a cash bonus. The base salary and cash bonus paid to Mr. Heller for 2009 constituted approximately 19% and 20%, respectively, of the total compensation paid to Mr. Heller as set forth in the “Total” column in the Summary Compensation Table.

Long-Term Incentive Awards.  On December 27, 2004, the Compensation Committee granted a long-term incentive award to Mr. Heller under the Plan in the form of stock options. Such stock options consist of (i) a stock option to purchase 120,000 shares of our common stock at a purchase price of $13.00 per share, which vests and becomes exercisable with respect to 1/24th of the shares on the last day of each calendar month beginning on August 31, 2005 (so that the option became fully exercisable on June 30, 2007) and (ii) a stock option to purchase 74,160 shares of our common stock at a purchase price of $13.00 per share, which vests and becomes exercisable with respect to 1/8th of the shares on the last day of each month beginning on December 31, 2004 (so that the option became fully exercisable on July 31, 2005).

On February 20, 2007, the Compensation Committee granted long-term incentive awards to Mr. Heller under the 2002 Plan in the form of the following: (a) a stock option to purchase 110,000 shares of our common stock at a purchase price of $18.59 per share and (b) restricted shares to purchase 9,408 shares of our common stock at a purchase price of $0.001 par value per share, all of which becomes vested (and exercisable in case of stock options) with respect to 1/12th of the shares on the last day of each month beginning on August 31, 2007. These long-term incentive awards were granted in conjunction with the amendment to Mr. Heller’s employment agreement, dated February 20, 2007.

On September 4, 2007, the Compensation Committee granted to Mr. Heller a stock option to purchase an additional 200,000 shares of our common stock at a purchase price of $19.12 per share. These stock options become exercisable in twelve equal monthly installments on the last day of each month beginning on August 31, 2008. These options were granted in conjunction with the amendment to Mr. Heller’s employment agreement, dated September 5, 2007.

On December 9, 2008, the Compensation Committee granted to Mr. Heller 50,000 restricted shares which vest in 12 equal quarterly amounts beginning April 1, 2009. The Compensation Committee also granted to Mr. Heller a stock option to purchase an additional 150,000 shares of our common stock at a purchase price of $12.70 per share. These stock options become exercisable in equal monthly installments over 36 months beginning on January 1, 2009.

On June 22, 2009, the Compensation Committee granted Mr. Heller a stock option to purchase 125,000 shares of our common stock at a purchase price of $4.10 per share. These stock options become exercisable in equal annual installments over 4 years beginning on June 22, 2010.

Employment Agreement.  We entered into an employment agreement with Mr. Heller in August 2003. The agreement was amended in December 2004, February 20, 2007 and September 5, 2007. Mr. Heller’s employment agreement was amended on February 20, 2007 to extend the term of his employment until July 31, 2008 and to increase his annual base salary and guaranteed cash bonus to $225,000 and $112,500, respectively. Mr. Heller’s employment agreement was amended on September 5, 2007 to extend the term of his employment until July 31, 2009. On June 22, 2009, Mr. Cooper’s employment agreement was amended to extend the terms of his employment until July 31, 2009 and to provide for severance compensation of two times base salary and two times bonus paid for the Company’s last fiscal year upon the occurrence of certain events, including a change in control of the Company. The agreement was amended on October 20, 2009 to provide for severance compensation upon the occurrence of certain events, including a change in control of the Company, death or disability, termination by the executive for cause or upon failure to renew. The amendments also provide for a gross- up in certain circumstances and for the continuation of medical benefits upon the occurrence of certain termination events.

Sean E. Menke

Cash Compensation.  Mr. Menke joined the Company in October 2009. He was awarded total cash compensation for his services to us in 2009 in the amount of $642,500. Of this sum, $65,000 represents Mr. Menke’s base salary from October 2009 to December 2009 and $577,500 represents an amount paid to Mr. Menke as cash bonus, as determined by his employment agreement. The base salary and cash bonus paid to Mr. Menke for 2009 constituted approximately 9% and 79%, respectively, of the total compensation paid to Mr. Menke as set forth in the “Total” column in the Summary Compensation Table.

Long-Term Incentive Awards.  On October 2, 2009, the Compensation Committee granted to Mr. Menke 150,000 restricted shares which vest in sixteen equal quarterly installments beginning on December 31, 2009 and on the last day of each March, June, September and December thereafter until the shares have become fully vested (the last vesting date being September 30, 2013), subject to continued employment. The Compensation Committee also granted to Mr. Menke a stock option to purchase an additional 50,000 shares of our common stock at a purchase price of $8.59 per share. These stock options become exercisable in four equal yearly installments commencing on October 2, 2010, subject to continued employment.

Employment Agreement.  Mr. Menke joined the Company in October 2009. In January 2010, Mr. Menke resigned from the Company effective March 9, 2010. Under the terms of Mr. Menke’s employment agreement, the Company will continue to pay his annual base salary of $260,000 and continue medical coverage under the Company’s group health plan through December 31, 2012.

Future Periods

The foregoing discussion describes the compensation objectives and policies which we utilized with respect to our named executive officers during 2009. In the future, as the Compensation Committee continues to review each element of the executive compensation program with respect to our named executive officers, the objectives of our executive compensation program, as well as the methods which the Compensation Committee utilizes to determine both the types and amounts of compensation to award to our named executive officers, may change.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2009. In reliance on the reviews and discussions with management, the Compensation Committee recommended to the Board of Directors, and the Board has approved, that the CD&A be included in the proxy statement for the year ended December 31, 2009 for filing with the SEC.

By the Compensation Committee of the Board of Directors:
David N. Siegel, Chair
Neal S. Cohen
Lawrence J. Cohen

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2009

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(3)	Total ($)
Bryan K. Bedford President and Chief Executive Officer	2007	$390,769	$619,535	$205,759	$799,851	—	—	$9,400	$2,025,314
	2008	$450,000	$620,000	$144,031	$823,344	—	—	$9,000	$2,046,375
	2009	$450,000	—	$222,234	$672,141	—	—	$9,692	$1,354,066
Robert H. Cooper Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2007	$194,230	$475,000	97,159	$460,731	—	—	$7,769	$1,234,889
	2008	$225,000	$475,000	$77,727	$647,440	—	—	$7,961	$1,433,128
	2009	$225,000	$237,500	$158,738	$570,976	—	—	$8,308	$1,200,523

Wayne C. Heller Executive Vice President and Chief Operating Officer	2007	$191,153	$475,000	97,159	$460,731	—	—	$6,842	$1,230,885
	2008	$225,000	$475,000	$77,727	$647,440	—	—	$8,654	$1,433,821
	2009	$225,000	$237,500	$158,738	$570,976	—	—	$9,284	$1,201,499
Sean Menke(4) Executive Vice President and Chief Marketing Officer	2009	$65,000	$577,500	$80,523	—	—	—	—	$732,523

(1)	All of the salaries and bonuses for the named executives in 2009, 2008 and 2007 were paid in cash.
(2)	“Option Awards” and “Stock Awards” represent the dollar amount recognized as an expense with respect to stock and option awards on the Company’s audited financial statements for the 2009 fiscal year disregarding, however, the estimate of forfeitures related to service-based vesting conditions included in such financial. No amounts of stock or option awards were forfeited by the named executives in 2009. Expense is charged to earnings over the relevant period of vesting service and relates to the awards granted to the named executive officers in December 2004, February 2007 and December 2008. The fair value of each award was estimated on the date of grant using a Black-Scholes option pricing model that used the following assumptions: expected volatility from 37% and 63%, expected term from two to seven years and risk free interest rates from 1.7% to 5.1%.
(3)	“All Other Compensation” reflects compensation paid by us to our named execute officers as 401(k) matching contributions.
(4)	Mr. Menke joined the Company in October 2009. In January 2010, Mr. Menke resigned from the Company effective March 9, 2010. Under the terms of Mr. Menke’s employment agreement, the Company will continue to pay his annual base salary of $260,000 and continue medical coverage under the Company’s group health plan through December 31, 2012.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Bryan K. Bedford	2/20/2007	18,817	220,000	$18.59	$816,286
	9/4/2007	—	200,000	$19.12	$893,158
	12/9/2008	70,000	212,000	$12.70	$2,026,049
	6/22/2009	—	200,000	$4.10	$395,914
Robert H. Cooper	2/20/2007	9,408	110,000	$18.59	$408,143
	9/4/2007	—	200,000	$19.12	$893,158
	12/9/2008	50,000	150,000	$12.70	$1,439,515
	6/22/2009	—	125,000	$4.10	$247,446
Wayne C. Heller	2/20/2007	9,408	110,000	$18.59	$408,143
	9/4/2007	—	200,000	$19.12	$893,158
	12/9/2008	50,000	150,000	$12.70	$1,439,515
	6/22/2009	—	125,000	$4.10	$247,446
Sean E. Menke(1)	10/29/2009	150,000	50,000	$8.59	$1,499,725

(1)	Mr. Menke joined the Company in October 2009. In January 2010, Mr. Menke resigned from the Company effective March 9, 2010 and all of his unvested equity compensation was forfeited.

Fiscal Year 2009 Equity Awards

The stock option awards disclosed in the Grants of Plan-Based Awards Table were granted under the 2002 Plan and were granted with an exercise price per share equal to the fair market value of our common stock on the date of the grant. The restricted stock awards disclosed in the Grants of Plan-Based Awards Table were granted under the 2002 Plan and were granted with a purchase price per share equal to the par value of the share.

The stock options granted on June 22, 2009 become exercisable in equal annual installments over 4 years beginning on June 22, 2010.

The restricted shares granted on October 29, 2009 vest of become exercisable in 16 equal quarterly installments beginning December 31, 2009 and on the last day of each March, June, September and December thereafter until the shares have become fully vested (the last vesting date being September 30, 2013), subject to continued employment. The stock options granted on October 2, 2009 become exercisable in four equal yearly installments commencing on October 2, 2010, subject to continued employment.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)
Bryan K. Bedford	476,625	—		$13.00	12/27/2014	—		—
	220,000	—		$18.59	2/20/2017	—		—
	83.333	116,667		$19.12	9/4/2017	—		—
	70,667	141,333		$12.70	12/6/2018	52,501		$380,632
	25,000	175,000	(1)	$4.10	6/22/2019	—		—
Robert H. Cooper	110,000	—		$18.59	2/20/2017	—		—
	200,000	—		$19.12	9/4/2017	—		—
	50,000	100,000		$12.70	12/6/2018	37,502		$271,890
	15,625	109,375	(2)	$4.10	6/22/2019	—		—
Wayne C. Heller	26,748	—		$13.00	12/27/2014	—		—
	110,000	—		$18.59	2/20/2017	—		—
	200,000	—		$19.12	9/4/2017	—		—
	50,000	100,000		$12.70	12/6/2018	37,502		$271,890
	15,625	109,375	(2)	$4.10	6/22/2009	—		—
Sean E. Menke	—	50,000	(3)	$8.59	9/30/2019	140,625	(3)	$1,019,531

(1)	On June 22, 2009, a stock option to purchase 200,000 shares of our common stock was granted to Mr. Bedford, which becomes vested and exercisable in equal annual amounts over four years beginning June 22, 2010.
(2)	On June 22, 2009, a stock option to purchase 125,000 shares of our common stock was granted to each of Messrs. Cooper and Heller, which becomes vested and exercisable in equal annual amounts over four years beginning June 22, 2010.
(3)	On October 2, 2009, restricted shares to purchase 150,000 shares of our common stock were granted to Mr. Menke, which become vested or exercisable in 16 equal quarterly installments beginning December 31, 2009 and on the last day of each March, June, September and December thereafter until the shares have become fully vested (the last vesting date being September 30, 2013), subject to continued employment. On October 2, 2009, a stock option to purchase 50,000 shares of our common stock becomes exercisable in four equal yearly installments commencing on October 2, 2010, subject to continued employment. In January 2010, Mr. Menke resigned from the Company effective March 9, 2010 and all of his unvested equity compensation was forfeited.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2009

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Bryan K. Bedford	—	—	17,499	$129,084	(1)
Robert H. Cooper	—	—	12,498	$92,194	(2)
Wayne C. Heller	—	—	12,498	$92,194	(2)
Sean E. Menke	—	—	9,375	$67,969	(3)

(1)	(a) 5,833 restricted shares vested on April 1, 2009 at a purchase price of $0.001 and average market price of $6.32 per share; (b) 5,833 restricted shares vested on July 1, 2009 at a purchase price of $0.001 and average market price of $6.53 per share; (c) 5,833 restricted shares vested on October 1, 2009 at a purchase price of $0.001 and average market price of $9.28 per share.
(2)	(a) 4,166 restricted shares vested on Aril 1, 2009 at a purchase price of $0.001 and average market price of $6.32 per share; (b) 4,166 restricted shares vested on July 1, 2009 at a purchase price of $0.001 and average market price of $6.53 per share; (c) 4, 166 restricted shares vested on October 1, 2009 at a purchase price of $0.001 and average market price of $9.28 per share.
(3)	9,375 restricted shares vested on December 31, 2009 at a purchase price of $0.001 and average market price of $7.25 per share. In January 2010, Mr. Menke resigned from the Company effective March 9, 2010 and all of his unvested equity compensation was forfeited.

TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

The Compensation Committee and our Board determined that it was in our best interests to provide severance arrangements to our named executives, based on such individual’s position with us. Accordingly, the employment agreements entered into by the named executives have terms and conditions intended to provide certain payments and benefits upon an involuntary termination of the named executive’s employment or the occurrence of certain other circumstances that may affect the named executive, including the executive’s termination of employment following a change in control of the Company. Either the Company or the named executive may terminate the employment agreement by providing the other with 30 days prior written notice of termination.

Severance Compensation

Termination Upon Death, or by the Company for Disability or Without Cause

In the event of a named executive’s death or in the event the we terminate the named executive’s employment agreement as a result of the named executive’s inability, with reasonable accommodation, to perform the essential functions of his position, by reason of physical or mental incapacity, for a total period of 90 days in any 360-day period or other than for cause, we shall pay to the named executive or his estate as the case may be as severance compensation two times the named executive’s base salary as then in effect plus two times the executive’s bonus paid for our last calendar year. The severance compensation shall be paid in a lump sum within ten (10) days following termination of the employment agreement. If a named executive terminates his employment agreement or his employment with the Company other than for cause, the Company shall pay to the named executive his base salary for the remainder of the term of the employment agreement.

Occurrence of a Change in Control

In the event of a change of control (provided that after such change of control, the named executive’s compensation is decreased, his duties are diminished or he is asked to relocate more than 25 miles from his then current place of employment), we shall pay to a named executive as severance compensation two times the named executive’s base salary as then in effect plus two times the named executive’s bonus paid for our last calendar year. The severance compensation shall be paid in a lump sum within ten (10) days following a qualifying event.

Termination by Executive for Cause

If a named executive terminates his employment agreement for cause, we shall pay to the named executive as severance compensation two times the named executive’s base salary as then in effect plus two times the named executive’s bonus paid for the Company’s last calendar year. The severance compensation shall be paid in a lump sum within ten (10) days following termination.

Failure to Renew

If either we or a named executive elect not to renew the employment agreement at the end of the stated term, we shall pay to the named executive one times the named executive’s base salary as in effect at the end of the term. Such payment shall be made in a lump sum within ten (10) days following the end of the stated term of the employment agreement.

Continuation of Medical Benefits

Upon termination of the employment agreement for any reason by us or a named executive, the named executive’s spouse, and the named executive’s dependents will continue to be eligible for coverage under our group health plan or any successor plan on the same basis as active executive employees of the Company, their spouses, and their dependents for the greater of (i) the balance of the stated term of the employment agreement or (ii) 12 months. If we or a named executive fail to renew the employment agreement, the named executive’s spouse, and the named executive’s dependents will continue to be eligible for coverage under our group health plan or any successor plan on the same basis as active executive employees of the Company, their spouses, and their dependents for 12 months. If and when group health coverage under another group health plan first becomes available thereafter to the named executive, the named executive’s spouse, or the named executive’s dependents (as applicable), our obligations under this paragraph will cease with respect to each person to whom such coverage becomes available, and such person shall have such “COBRA” benefit continuation rights as may then be available under relevant law, treating the named executive’s employment termination date as the date of such person’s “qualifying event.”

Gross-Up

In the event that a named executive shall become entitled to any amounts, whether pursuant to the terms of the employment agreement or any other plan, arrangement or agreement with us (the “Regular Amounts”) that are determined to be subject to the tax (the “Excise Tax”) imposed by IRC Section 4999 as amended (and any similar tax that may hereafter be imposed), we shall pay to the named executive an additional amount (the “Gross-up Payment”) such that the net amount retained by the named executive after payment of all applicable federal and state taxes on the sum of the Regular Amount plus the Gross-up Payment, is equal to the net amount that would have been retained by Executive after payment of all applicable federal and state taxes on the Regular Amount if it had not been subject to the Excise Tax.

General Terms

Termination For Cause.  We may immediately terminate a named executive’s employment for cause if the executive has (i) willfully or materially refused to perform a material part of his duties, (ii) materially breached his obligations in relation to confidential information, non-competition or non-solicitation, (iii) acted fraudulently or dishonestly to us, (iv) committed larceny, embezzlement, conversion or any other act involving the misappropriation of our funds or assets, or (v) been indicted or convicted of any felony or other crime involving an act of moral turpitude.

A named executive may terminate his employment for cause upon 20 business days prior written notice to us, provided that we have the right to cure such cause within the 20 business day period. In this case, cause means that (a) we have materially diminished the duties and responsibilities of the named executive with respect to the Company or (b) we have required the named executive to relocate his residence from Indianapolis to another location without the consent of the named executive.

Non-Competition.  Each executive officer has agreed that during the term of the employment agreement and for a period of 12 months following the termination of the employment, he will not participate as an advisor, partner, joint venturer, investor, lender, consultant or in any other capacity in any business transaction (i) with respect to which he had a material personal involvement during the last 12 months of his employment or (ii) that could reasonably be expected to compete with our business or operations or proposed or contemplated business or transactions that are known by the executive as of the date of such termination and contemplated by us to proceed during the 12-month period following such termination.

Non-Solicitation.  Each executive officer has agreed that during the term of the employment agreement and for a period of 12 months following the termination of the employment, he will not, without our prior written consent, directly or indirectly, employ or retain, or have or cause any other person or entity or retain, any person who was employed by us while such executive was employed by us.

Confidentiality.  Each named executive has agreed that he will not disclose any confidential information or trade secrets concerning the Company and its affiliates, their personnel or operations other than in the ordinary course of business or in any way use such information in any manner which could adversely affect the business of the Company and its affiliates.

Effect on Stock Options and Restricted Stock.  Stock options and restricted stock of the named executives will become fully vested on a change in control of the Company or in the event the executive’s employment is terminated other than for “cause” as defined in the executive’s employment agreement. For this purpose, a change in control of the Company means any of the following:

there occurs any consolidation or merger in which the Company is not the continuing or surviving entity or pursuant to which shares of the Company’s common stock would be converted into cash, securities or other property, subject to certain exceptions; or any sale, lease, exchange or other transfer of all or substantially all the Company’s assets;

the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company;

any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of forty percent (40%) or more of the common stock other than pursuant to a plan or arrangement entered into by such person and the Company; or

during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors cease for any reason to constitute a majority of the Board unless the election or nomination for election by the Company’s stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office.

If a named executive’s employment is terminated due to his death, disability or retirement, then any portion of an option that is exercisable on the date of termination will remain exercisable by the executive officer during the one-year period following the date of termination. In the event of a termination due to disability or if the executive officer dies during such one-year period, then the deceased officer’s beneficiary may exercise the option, to the extent exercisable by the deceased executive officer immediately prior to his death, for a period of one year following the date of death.

If a named executive’s employment is terminated by us for cause, then any stock option held by the executive officer will immediately terminate and cease to be exercisable.

If a named executive’s employment terminates for any other reason other than those described above or for no reason, then any portion of a stock option that is exercisable on the date of termination will remain exercisable by the named executive during the 30-day period following the date of termination.

Estimated Payouts on Termination of Employment.  The following table discloses the estimated payments and benefits that would be provided to each of Messrs. Bedford, Cooper, Heller and Menke applying the assumptions that each of the triggering events described in their respective employment agreements took place on December 31, 2009 and their last day of employment was December 31, 2009.

These amounts are in addition to benefits payable generally to salaried employees of the Company, such as distributions under the Company’s 401(k) plan, disability benefits and accrued vacation pay. The amounts in the table with respect to stock options and restricted stock reflect the intrinsic value (that is, the value based on the Company’s stock price, and in the case of options minus the exercise price) of the equity awards that would become exercisable or vested upon the occurrence of the various types of terminations set forth below.

Due to a number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age.

Termination by Us Without Cause or Termination by Executive for Cause
	Severance Payment	Acceleration of Exercisability of Options(1)	Acceleration of Vesting of Restricted Shares(1)	Value of Medical Benefits(2)	Total
Bryan K. Bedford	$2,140,000	$380,625	$630,000	$10,900	$3,161,532
Robert H. Cooper	$925,000	$271,875	$393,750	$10,900	$1,601,540
Wayne C. Heller	$925,000	$271,875	$393,750	$10,900	$1,601,540
Sean E. Menke(3)	$736,667	$—	$—	$10,900	747,567

(1)	Stock options and restricted shares generally would vest upon a termination by us of the executive without cause and upon a change in control. Based on the excess of the closing sale price of our common stock on December 31, 2009 over the exercise price for each accelerated option and restricted share. See the Outstanding Equity Awards at December 31, 2009 Table for additional information as of December 31, 2009.
(2)	Value represents estimated one year of medical benefits. The total benefit is undeterminable, since the amended employment agreements for Messrs. Bedford, Cooper, Heller and Menke provides for continuation of medical benefits upon the occurrence of certain termination events.

(3)	Mr. Menke joined the Company in October 2009. In January 2010, Mr. Menke resigned from the Company effective March 9, 2010. Under the terms of Mr. Menke’s severance, the Company will continue to pay his annual base salary of $260,000 and continue medical coverage under the Company’s group health plan through December 31, 2012.

PROPOSAL NO. 2 — APPROVAL OF THE REPUBLIC AIRWAYS HOLDINGS INC.
AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

The Board of Directors has approved and adopted the Republic Airways Holdings Inc. Amended and Restated 2007 Equity Incentive Plan (the “Amended and Restated 2007 Plan”). The Amended and Restated 2007 Plan will become effective on the date it is approved by the Company’s stockholders at the 2010 Annual Meeting of Stockholders. As of April 19, 2010 (and without regard to the amendments contemplated in this proposal) there were 1,645,667 shares remaining available for future grant under the 2007 Plan. The Company had granted stock options and restricted stock for 3,354,333 shares, under the 2007 Plan. The principal changes that would be made by the amendments include: (a) increasing the number of shares that may be issued under the plan from 5,000,000 to 10,000,000, (b) increasing the limitation on the number of shares that may be covered by awards made to any individual participant in any calendar year from 200,000 to 500,000, and (c) increasing the maximum cash incentive that may be earned by any individual participant in any calendar year to the lesser of $5,000,000 or four times the participant’s salary for the year (from the lesser of $2,000,000 or three times salary). A number of other amendments are also included in the Amended and Restated 2007 Plan, most of which relate to technical legal issues and none of which require shareholder approval.

The Amended and Restated 2007 Plan is a broad-based incentive plan that provides for granting stock options, stock appreciation rights, restricted stock units, restricted stock, performance shares, performance units, cash incentive and other awards and provides for specific stock option awards to non-employee directors. The Board of Directors believes that the Company’s success and long-term progress are dependent upon attracting and retaining its directors, officers, employees, consultants and advisors, and aligning the interests of such individuals with those of the stockholders. The Amended and Restated 2007 Plan gives the Compensation Committee maximum flexibility to use various forms of incentive awards as part of the Company’s overall compensation program.

The Board of Directors has determined that it is in the best interests of the Company and its stockholders to maximize the tax deductibility of performance-based cash and stock awards payable under the Amended and Restated 2007 Plan. Accordingly, the Company has structured the Amended and Restated 2007 Plan in a manner that payments made under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”).

The closing sale price of the Company’s common stock on April 19, 2010 was $6.36.

Plan Summary

The principal features of the Amended and Restated 2007 Plan are summarized below. This summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated 2007 Plan attached as Appendix A to this Proxy Statement.

General

The Amended and Restated 2007 Plan permits the grant to employees and non-employee directors of cash and equity-based incentive compensation opportunities, including options, including incentive stock options (ISOs), non-qualified stock options (NQSOs), restricted stock, restricted stock units, performance shares, performance units, and other awards such as stock appreciation rights (SARs) and cash incentive awards. In addition, non-employee directors receive automatic grants of NQSOs.

Duration of the Amended and Restated 2007 Plan

The Amended and Restated 2007 Plan will be effective on the date on which it is approved by shareholders. The Amended and Restated 2007 Plan will remain in effect, subject to the right of the Committee to amend or terminate the Amended and Restated 2007 Plan at any time, until there are no more shares available for issuance under the Amended and Restated 2007 Plan and all cash Awards have been paid or forfeited, pursuant to the Amended and Restated 2007 Plan’s provisions. In no event, however, may an award be granted more than ten years after the effective date. In order to satisfy Section 162(m) of the Code, we anticipate having to resubmit the Amended and Restated 2007 Plan for shareholder approval in approximately five years.

Administration

The Amended and Restated 2007 Plan is administered by the Compensation Committee of our Board of Directors; however, the full Board of Directors may in its discretion make awards under the Amended and Restated 2007 Plan. Subject to the terms of the Amended and Restated 2007 Plan, the Compensation Committee has authority to (i) select the individuals that may participate in the Amended and Restated 2007 Plan, (ii) prescribe the terms and conditions of each participant’s award and make amendments thereto, (iii) construe, interpret and apply the provisions of the Amended and Restated 2007 Plan and of any award made under the Amended and Restated 2007 Plan and (iv) take all other actions necessary to administer the Amended and Restated 2007 Plan. The Compensation Committee may delegate certain of its responsibilities and authority to other persons, subject to applicable law.

Securities Covered by the Amended and Restated 2007 Plan

Subject to adjustments as required or permitted by the Amended and Restated 2007 Plan, and assuming approval by our shareholders, the Company may issue a total of 10,000,000 shares of its common stock under the Amended and Restated 2007 Plan (taking into account the 5,000,000 shares issuable under the terms of the plan in effect prior to its amendment and restatement). The following shares are not taken into account in applying these limitations: (i) shares covered by the unexercised portion of an option or SAR that terminates, expires, is canceled or is settled in cash, (ii) shares forfeited or repurchased under the Amended and Restated 2007 Plan, (ii) shares covered by awards that are forfeited, canceled, terminated or settled in cash, (iv) shares withheld in order to pay the exercise or purchase price under an award or to satisfy the tax withholding obligations associated with the exercise, vesting or settlement of an award, and (v) shares subject to SARs or a similar award but not actually delivered in connection with the exercise or settlement of the award.

Individual Award Limitations

Assuming shareholder approval of the amendments, in any calendar year, no participant may receive (i) awards covering more than 500,000 shares. In any calendar year, the maximum an employee of the Company may receive under performance-based cash awards is the lesser of (a) $5,000,000 or (b) an amount equal to four times the employee’s annual salary for such calendar year. (The limitation currently in effect is $2,000,000 or three times salary, whichever is less.)

Eligibility

All Employees and Non-Employee Directors are eligible to participate in the Amended and Restated 2007 Plan. Only employees of the Company or a subsidiary may be granted ISOs. Subject to the provisions of the Amended and Restated 2007 Plan, the Committee may, from time to time, select from all employees those to whom awards shall be granted and shall determine the nature and size of each award. Currently, there are approximately 10,000 individuals eligible to participate in the Amended and Restated 2007 Plan. For purposes of the Amended and Restated 2007 Plan, a subsidiary is any entity in which the Company has a direct or indirect ownership interest of at least 50% or in the sole discretion of the Committee, it determines that the entity is a subsidiary, notwithstanding that the Company has less than a 50% ownership interest in the entity.

Forms of Award

Stock Options and SARs.  The Company may grant stock options, that is, ISOs, that qualify as “incentive stock options” under Section 422 of the Code, as well as stock options that do not qualify as ISOs. However, no ISOs may be granted subsequent to the tenth anniversary of the date that the Amended and Restated 2007 Plan is adopted. The Company may also grant stock appreciation rights). In general, a SAR gives the holder the right to receive the appreciation in value of the shares of our common stock covered by the SAR from the date the SAR is granted to the date the SAR is exercised. The per share exercise price of a stock option and the per share base value of an SAR may not be less than the fair market value per share of common stock on the date the option or SAR is granted. The Company may not reprice options granted under the Amended and Restated 2007 Plan. Generally, the term of a stock option is ten years; provided, however, different limitations apply to ISOs granted to ten-percent stockholders: the term may not be greater than five years and the exercise price may not be less than 110% of the fair market value per share of our common stock on the date the option is granted.

The Compensation Committee may impose such exercise, forfeiture and other terms and conditions as it deems appropriate with respect to stock options and SARs. The exercise price under a stock option may be paid in cash or in any other form or manner permitted by the Compensation Committee, including without limitation, payment of previously-owned shares of our common stock, or payment pursuant to broker-assisted cashless exercise procedures. Methods of exercise and settlement and other terms of SARs will be determined by the Compensation Committee.

The Compensation Committee may establish such exercise and other conditions applicable to an option following the termination of the director’s employment or other service with the Company and its subsidiaries as the Compensation Committee deems appropriate on a grant-by-grant basis.

Restricted Stock and Restricted Stock Units.  The Amended and Restated 2007 Plan authorizes the Compensation Committee to make restricted stock awards, pursuant to which shares of the common stock are issued to designated participants subject to transfer restrictions and vesting conditions. Subject to such conditions as the Compensation Committee may impose, the recipient of a restricted stock award may be given the rights to vote and receive dividends on shares covered by the award pending the vesting or forfeiture of the shares

Restricted stock unit awards generally consist of the right to receive shares of common stock or cash, as determined by the Committee, in the future, subject to such conditions as the Compensation Committee may impose including, for example, continuing employment or service for a specified period of time or satisfaction of specified performance criteria. Prior to settlement, restricted stock unit awards do not carry voting, dividend or other rights associated with stock ownership; however, dividend equivalents may be payable or accrue if the Compensation Committee so determines.

Unless the Compensation Committee determines otherwise, shares of restricted stock and non-vested restricted stock unit awards will be forfeited upon the recipient’s termination of employment or other service with the Company and its subsidiaries.

Other Stock-Based Awards.  The Amended and Restated 2007 Plan gives the Compensation Committee broad discretion to grant other types of equity-based awards, including, performance units, performance shares, bonus shares and cash incentive awards and to award equivalent rights and to provide for settlement in cash and/or shares.

Non-Employee Director Stock Options.  Each director who first becomes a Non-Employee Director after the effective date of the Amended and Restated 2007 Plan will automatically be granted an option to purchase 10,000 shares of common stock on the first trading day following the date he or she commences service as a non-employee director (the Initial Options); and each Non-Employee Director shall automatically be granted an option to purchase 2,500 shares of common stock on the first trading day following each annual meeting of stockholders after the effective date at which such director is re-elected to the Board (the Annual Options), provided that such non-employee director did not receive an initial option during the one hundred eighty (180) day period ending on the date of such annual meeting of stockholders.

The exercise price per share covered by a director option will be equal to the fair market value of the common stock on the date of grant. If not previously exercised, each director option will expire on the tenth anniversary of its date of grant.

Each Initial Option will, subject to the director remaining in continuous service as a director of the Company through each applicable vesting date, become vested and exercisable with respect to 1/24 of the shares of common stock covered thereby on the first day of each month for the first (12) twelve months commencing after the date of the grant, and with respect to 1/48 of the shares of common stock covered thereby on the first day of each month for the next twenty-four (24) months commencing thereafter. Each Annual Option will, subject to the director remaining in continuous service as a director of the Company through each applicable vesting date, become vested and exercisable with respect to 1/12 of the shares of common stock covered thereby on the first day of each month for the first twelve (12) months commencing after the date of the grant. Each director option will become fully vested and exercisable upon the occurrence of a Change in Control of the Company. Change in Control has the same meaning as in the 2002 Equity Incentive Plan.

If a director’s service as a director of the Company terminates by reason of his or her death or disability, then: generally any portion of a director option that is exercisable on the date of termination will remain exercisable by the director (or, in the event of death, the director’s beneficiary) during the one year period following the date of termination but in no event after expiration of the stated term thereof and, to the extent not exercised during such period, will terminate.

If an director’s service as a director of the Company terminates for any other reason, then any portion of a director option that is exercisable on the date of termination will remain exercisable by the director during the one hundred eighty (180) day period following the date of termination but in no event after expiration of the stated term thereof and, to the extent not exercised during such period, will terminate.

Performance-Based Awards.  The Compensation Committee may also grant performance-based awards under the Amended and Restated 2007 Plan. In general, performance awards provide for the payment of cash and/or shares of common stock upon the achievement of objective, predetermined performance objectives established by the Compensation Committee. Performance objectives may be based upon any one or more of the following business criteria:

•	income measures (including, but not limited to, gross profit, operating income, earnings before or after taxes, profits before or after taxes, net income or earnings per share);
•	return measures (including, but not limited to, return on assets, investment, equity, or sales or pre-tax margin);
•	cash flow return on investments, which equals net cash flows divided by owners equity;
•	gross revenues;
•	debt measures (including, without limitation, debt multiples);
•	marked value added;
•	economic value added;
•	share price (including, but not limited to, growth measures and total shareholder return);
•	cost measures (including, but not limited to, cost per available seat mile);
•	operational measures (including, but not limited to, the number of aircraft at year end, the number of departures, the number of block hours, the number of enplanements, and the number of additions to our fleet of aircraft) or any combination of the foregoing.

Performance objectives may be applied to an individual, a subsidiary, a business unit or division, the Company and any one or more of its subsidiaries, or such other operating units as the Compensation Committee may designate. Performance objectives may be expressed in absolute or relative terms and must include an objective formula or standard for computing the amount of compensation payable to an employee if the goal is attained.

The Compensation Committee must certify in writing prior to payment of the performance award that the performance objectives and any other material terms of the award were in fact satisfied.

Adjustments of Awards

Generally, in the event of a change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization or any partial or complete liquidation of the Company,, the Company will adjust (i) the maximum number of shares of common stock which may be issued under the Amended and Restated 2007 Plan, (ii) the maximum number of shares of common stock which may be covered by awards made to an individual in any calendar year, (iii) the number of shares of common stock subject to outstanding awards and (iv) where applicable, the exercise price, base price, target market price, or purchase price under outstanding awards, as required to equitably reflect the effect on the common stock of such transactions or changes.

Change in Control

In the event of a change in control of the Company, the Board may in its sole discretion direct that all option holders shall be permitted to exercise their outstanding options and SARs in whole or in part (whether or not otherwise exercisable) immediately prior to such change in control; or if, as part of a change in control transaction, the stockholders of the Company receive capital stock of another corporation in exchange for their shares of common stock, all options and SARs for common stock that are outstanding at the time of the change in control transaction will be converted into options or SARs (as the case may be) for shares of stock received in such change in control transaction, such that the vesting and other terms and conditions of the converted options and SARs will be substantially the same as the vesting and corresponding other terms and conditions of the original options and SARs. The Board, acting in its discretion, may accelerate vesting of other non-vested awards, and cause cash settlements and/or other adjustments to be made to any outstanding awards as it deems appropriate in the context of a change in control transaction, taking into account with respect to other awards the manner in which outstanding options and SARs are being treated. Any outstanding options and SARs which are not exercised before the change in control will thereupon terminate.

Amendment and Termination of the Amended and Restated 2007 Plan; Term

Subject to the terms of the Amended and Restated 2007 Plan, the Committee may at any time and from time to time, alter, amend, suspend, or terminate the Amended and Restated 2007 Plan in whole or in part; provided that, unless the Committee specifically provides otherwise, any revision or amendment that would cause the Amended and Restated 2007 Plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by the stockholders of the Company shall not be effective unless and until shareholder approval is obtained.

U.S. Federal Income Tax Consequences

The grant of a stock option or SAR under the Amended and Restated 2007 Plan is not a taxable event to the participant for federal income tax purposes. In general, ordinary income is realized upon the exercise of a stock option (other than an ISO) in an amount equal to the excess of the fair market value on the exercise date of the shares acquired pursuant to the exercise over the option exercise price paid for the shares. The amount of ordinary income realized upon the exercise of an SAR is equal to the excess of the fair market value of the shares covered by the exercise over the SAR base price. The Company generally will be entitled to a deduction equal to the amount of ordinary income realized by a participant upon the exercise of an option or SAR. The tax basis of shares acquired upon the exercise of a stock option (other than an ISO) or SAR is equal to the value of the shares on the date of exercise. Upon a subsequent sale of the shares, capital gain or loss (long-term or short-term, depending on the holding period of the shares sold) will be realized in an amount equal to the difference between the selling price and the basis of the shares.

No income is realized upon the exercise of an ISO other than for purposes of the alternative minimum tax. Income or loss is realized upon a disposition of shares acquired pursuant to the exercise of an ISO. If the disposition occurs more than one year after the ISO exercise date and more than two years after the ISO grant date, then gain or loss on the disposition, measured by the difference between the selling price and the option exercise price for the shares, will be long-term capital gain or loss. If the disposition occurs within one year of the exercise date or within two years of the grant date, then the gain realized on the disposition will be taxable as ordinary income to the extent such gain is not more than the difference between the value of the shares on the date of exercise and the exercise price, and the balance of the gain, if any, will be capital gain. The Company is not entitled to a deduction with respect to the exercise of an ISO; however, it is entitled to a deduction corresponding to the ordinary income realized by a participant upon a disposition of shares acquired pursuant to the exercise of an ISO before the satisfaction of the applicable one- and two-year holding period requirements described above.

In general, a participant will realize ordinary income with respect to common stock received pursuant to restricted stock award at the time the shares become vested in accordance with the terms of the award in an amount equal to the fair market value of the shares at the time they become vested, and except as discussed below, the Company is generally entitled to a corresponding deduction. The participant’s tax basis in the shares will be equal to the ordinary income so recognized. Upon subsequent disposition of the shares, the participant will realize long-term or short-term capital gain or loss, depending on the holding period of the shares sold.

A participant may make an “early income election” within 30 days of the receipt of restricted shares of common stock, in which case the participant will realize ordinary income on the date the restricted shares are received equal to the difference between the value of the shares on that date and the amount, if any, paid for the shares. In such event, any appreciation in the value of the shares after the date of the award will be taxable as capital gain upon a subsequent disposition of the shares. The Company’s deduction is limited to the amount of ordinary income realized by the participant as a result of the early income election.

A participant who receives restricted stock unit awards will be taxed at ordinary income tax rates on the then fair market value of the shares of common stock distributed at the time of settlement of the restricted stock unit awards and, except as discussed below, the Company will generally be entitled to a tax deduction at that time. The participant’s tax basis in the shares will equal the amount taxed as ordinary income, and on subsequent disposition the participant will realize long-term or short-term capital gain or loss.

Other awards will generally result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other awards, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares, or other awards. Except as discussed below, the Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant.

Section 162(m) of the Code generally allows the Company to obtain tax deductions without limit for performance-based compensation. The Company intends that options and SARs, and, subject to stockholder approval of the performance objectives described herein, contingent long-term and other performance awards granted under the Amended and Restated 2007 Plan may qualify as performance-based compensation not subject to the $1 million deductibility cap under Section 162(m). In addition, the Company intends to obtain stockholder approval every five years for the material terms of performance goals for such performance-based compensation as required. A number of requirements must be met in order for particular compensation to so qualify. However, there can be no assurance that such compensation under the Amended and Restated 2007 Plan will be fully deductible under all circumstances. In addition, other awards under the Amended and Restated 2007 Plan, such as restricted stock and other stock-based awards that vest solely on the basis of continuing service, would not qualify for the performance-based compensation exemption, so that compensation paid to executive officers in connection with such awards may not be deductible.

THE ABOVE SUMMARY PERTAINS SOLELY TO CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH AWARDS MADE UNDER THE STOCK INCENTIVE PLAN AND DOES NOT PURPORT TO BE COMPLETE. THE SUMMARY DOES NOT ADDRESS ALL FEDERAL INCOME TAX CONSEQUENCES AND IT DOES NOT ADDRESS STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS.

New Plan Benefits

The Compensation Committee and the Board of Directors, as applicable, in their discretion determine awards granted to employees and executive officers of the Company under the Amended and Restated 2007 Plan and, therefore, the Company is unable to determine the awards that will be granted in the future under the Amended and Restated 2007 Plan. The table on page 15 sets forth the type and amount of awards that were granted to the non-employee directors during the 2009 fiscal year under the Company’s Amended and Restated 2007 Plan. The benefits granted to the non-employee directors would have been the same as described below if the Amended and Restated 2007 Plan had been in effect in 2009.

If the Company’s stockholders approve the Amended and Restated 2007 Plan, the Amended and Restated 2007 Plan will continue for 2010 and future years as permitted by applicable law. If our stockholders do not approve the Amended and Restated 2007 Plan, the Company will not be able to grant any further equity awards to its executive officers or directors. Failure of the stockholders to approve this proposal will not affect the rights of existing holders or the awards previously granted under the Equity Incentive Plan. If stockholder approval is not obtained for this Plan, then it will not come into existence and awards will not be granted under it.

Equity Compensation Plan Information

Below is a summary of the equity compensation plans as of December 31, 2009:

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights.	Weighted-average exercise price of outstanding options warrants and rights.	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A).
Equity compensation plans approved by security holders
Options outstanding under the 2002 Equity Incentive Plan	1,310,669	$15.27	29,715
Options outstanding under the Amended and Restated 2007 Equity Incentive Plan	2,995,333	$14.05	1,645,667
Equity compensation plans not approved by security holders
Total	4,306,002	$14.42	1,675,382

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 — APPROVAL OF THE AMENDED AND RESTATED 2007 PLAN TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

The Audit Committee reviews and approves or ratifies any related party transaction that is required to be disclosed in our proxy statement.

As set forth in the Audit Committee charter, in the course of its review and approval or ratification of a disclosable related party transaction, the committee considers:

•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction, including, without limitation, the amount and type of transaction;
•	the importance of the transaction to the related person;
•	the importance of the transaction to the Company;
•	whether the transaction would impair the judgment of a director or executive officer to act in the best interests of the Company; and
•	any other matters the committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Related Party Transactions

On July 31, 2009, the Company acquired Midwest Air Group, Inc. As part of the transaction, the Company purchased from TPG Midwest US V, LLC and TPG Midwest International V, LLC their $31 million secured note from Midwest Airlines, Inc. Upon consummation of the transaction, the Board appointed Richard P. Schifter, a managing partner at TPG, to the Board. Mr. Schifter is a member of the Executive Committee.

PROPOSAL NO. 3 — RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee, which is composed entirely of non-employee independent directors, has selected Deloitte & Touche LLP as independent accountants to audit our books, records and accounts and those of our subsidiaries for the fiscal year 2010. Your Board of Directors has endorsed this appointment. Ratification of the appointment of Deloitte & Touche LLP by stockholders is not required by law. However, as a matter of good corporate practice, such appointment is being submitted to the stockholders for ratification at the Annual Meeting of Stockholders. If the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP, but may still retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders. Deloitte & Touche LLP have been the independent auditors for the Company since 1998, and will serve in that capacity for 2010. A representative of Deloitte & Touche LLP will be present (either in person or by telephone) at the meeting and will have an opportunity to make a statement if he desires to do so, and will respond to appropriate questions from stockholders.

Audit and Non-Audit Fees

The Company incurred professional fees from Deloitte & Touche LLP, its principal auditor, for the following professional services:

Audit Fees.  Fees in the amount of approximately $2,057,750 were billed or expected to be billed in 2009 related to audit and interim review procedures for the Company for the year ended December 31, 2009, and fees in the amount of $657,500 were billed in 2008 and 2009 related to the integrated audit and interim quarterly procedures for the Company for the year ended Decmeber 31, 2008.

Audit-Related Fees.  Fees in the amount of $94,600 and $14,600 were paid in 2009 and 2008, respectively, of which $14,600 related to the audit of the Company’s employee benefit plan in both 2009 and 2008 and the remainder in 2009 related to acquisition due diligence.

Tax Fees.  Fees in the amount of $1,070,261 and $489,000 were incurred for services provided in 2009 and 2008, respectively, related to services rendered for tax compliance, tax advice and tax planning.

All Other Fees.  The Company did not incur any other fees in 2009 or 2008.

The Company’s Audit Committee has determined that the non-audit services provided by the Company’s auditors in connection with the year ended December 31, 2009 were compatible with the auditor’s independence.

Pre-Approval Policies

The Audit Committee is required to approve in advance any audit or non-audit services performed by the Company’s independent public accountants that do not meet the pre-approval standards established by the Audit Committee. The pre-approval policies and procedures established by the Audit Committee require that the Audit Committee meet with the independent auditors and financial management to review planning, the scope of the proposed services, the procedures to be utilized, and the proposed fees. During 2009, all of the audit-related fees and tax fees were pre-approved by the Audit Committee.

Vote Required

Ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting of Stockholders in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. In the event ratification is not obtained, your Audit Committee will review its future selection of our independent registered public accountants.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 — RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board of Directors is responsible for, among other things, reviewing the Company’s internal accounting procedures and considering and reporting to the Board of Directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors.

Management is responsible for the Company’s financial reporting process including its system of internal control and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The responsibility of the Audit Committee is to monitor and review these processes. Members of the Audit Committee are not employees of the Company and are not required to be accountants or auditors by profession. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent auditors included in their report of the Company’s financial statements.

The oversight by the Audit Committee does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee cannot give assurance that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

Review of Audited Financial Statements.  The Audit Committee has reviewed the Company’s audited financial statements for the year ended December 31, 2009 as prepared by management and audited by Deloitte & Touche LLP, the Company’s independent auditors, and has discussed these financial statements with management. In addition, the Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees) regarding the codification of statements on auditing standards. Furthermore, the Audit Committee has received the written disclosures and written communications from Deloitte & Touche LLP required by the PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence and has discussed with Deloitte & Touche LLP its independence.

Recommendation.  In reliance on the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2009 be included in the Company’s Annual Report on Form 10-K for that fiscal year.

By the Members of the Audit Committee:
Mark L. Plaumann, Chair
Lawrence J. Cohen
Douglas J. Lambert

STOCKHOLDER PROPOSALS

Proposals of Security Holders for 2011 Annual Meeting

Stockholders desiring to submit proposals to be included in the Proxy Statement for the 2011 Annual Meeting will be required to submit them to the Company in writing on or before January 2, 2011. Any stockholder proposal must also be proper in form and substance, as determined in accordance with the Exchange Act and the rules and regulations promulgated thereunder. Proposals should be addressed to the Secretary of the Company, Republic Airways Holdings Inc., 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268.

A Stockholder proposal not included in our Proxy Statement for the 2011 Annual Meeting of Stockholders will be ineligible for presentation at the 2011 Annual Meeting, unless the stockholder gives timely notice of the proposal in writing to our Secretary no earlier than February 15, 2011 and no later than March 17, 2011. Notices of intention to present proposals at the 2011 Annual Meeting should be addressed to the Secretary of the Company, Republic Airways Holdings Inc., 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268.

Stockholder Communications with the Board

Stockholders and other interested parties who wish to communicate with the Company’s Board of Directors should send their correspondence to the Board of Directors, c/o the Secretary of the Company, Republic Airways Holdings Inc., 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268. Communications may be addressed to the entire Board, to a committee of the Board, or to an individual director. The Secretary or the Secretary’s designee will conduct a preliminary review of stockholder communications and decide the timing and appropriate process for providing such communications to the Board, to the committee or to the individual director to whom the communication was addressed.

OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

LIMITATION ON VOTING BY FOREIGN OWNERS

Our certificate of incorporation provides that shares of capital stock may not be voted by, or at the direction of, persons who are not citizens of the United States if the number of such shares would exceed applicable foreign ownership restrictions. Applicable restrictions currently require that no more than 25% of our voting stock be owned or controlled, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds of our directors or other managing officers be U.S. citizens. However, up to 49% of the total equity of our company may be owned directly or indirectly by persons who are not citizens of the United States. Our certificate of incorporation also gives us the right to redeem or suspend the voting rights of our capital stock to enable us to comply with applicable restrictions. For purposes of the certificate of incorporation, “U.S. citizen” means:

•	an individual who is a citizen of the United States;
•	a partnership each of whose partners is an individual who is a citizen of the United States; or
•	a corporation or association organized under the laws of the United States or a State, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, and in which at least 75% of the voting interest is owned or controlled by persons that are citizens of the United States.

In addition, the U.S. Department of Transportation has broad authority to determine on a case-by-case basis whether an air carrier is effectively owned and controlled by U.S. citizens, and has indicated that the ownership of less than 50% of an air carrier’s total equity securities by non-U.S. citizens, taken alone, is not indicative of foreign control of the airline.

The prompt return of your proxy card will be appreciated and helpful in obtaining the necessary votes. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy card and return it in the enclosed envelope.

By Order of the Board of Directors
Robert H. Cooper Secretary

Dated: May 5, 2010

A FULL COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING TO: REPUBLIC AIRWAYS HOLDINGS INC., ATTENTION: SECRETARY OF THE COMPANY, 8909 PURDUE ROAD, SUITE 300, INDIANAPOLIS, INDIANA 46268.

APPENDIX A

REPUBLIC AIRWAYS HOLDINGS INC.
AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

ARTICLE 1
GENERAL PLAN INFORMATION

1.1 Background.  The Republic Airways Holdings Inc. Amended and Restated 2007 Equity Incentive Plan (the “Plan”) permits the grant to Employees and Non-Employee Directors of cash and equity-based incentive compensation opportunities, including Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Options, including ISOs, NQSOs, and Other Awards such as Stock Appreciation Rights and Cash Incentive Awards. In addition, Non-Employee Directors shall receive automatic grants of NQSOs pursuant to Section 9.6 hereof.

1.2 Objectives.  The objectives of the Plan are to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company’s goals and that link the interests of Participants to those of the Company’s stockholders; to provide Participants with incentives for excellence in individual performance; to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success; and to allow Participants to share in the success of the Company.

1.3 Duration of the Plan.  The Plan shall be effective on the date on which it is approved by shareholders. The Plan shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time, until there are no more Shares available for issuance under the Plan and all cash Awards have been paid or forfeited, pursuant to the Plan’s provisions. In no event, however, may an Award be granted more than ten years after the Effective Date.

ARTICLE 2
DEFINITIONS

As used herein, the masculine includes the feminine and the singular includes the plural, and vice versa, and the following terms shall have the meanings set forth below, unless otherwise clearly required by the context.

2.1 “Award” means a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Awards.

2.2 “Award Agreement” means an agreement entered into by the Company and a Participant, or another instrument prepared by the Company in lieu of such an agreement, setting forth the terms and conditions applicable to an Award pursuant to the Plan. An Award Agreement may be in hard copy, electronic form or such other form as the Company may permit.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Cash Incentive Award” means a performance — based cash incentive Award granted pursuant to Section 9.5.

2.5 “Change in Control” unless otherwise defined by the Committee shall be deemed to have occurred if and when, after the Effective Date —

(a) there occurs (1) any consolidation or merger in which the Company is not the continuing or surviving entity or pursuant to which shares of the common stock would be converted into cash, securities or other property, other than (i) a consolidation or merger of the Company in which the holders of the common stock immediately prior to the consolidation or merger have the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger, or (ii) a consolidation or merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (by being converted into voting securities of the continuing or surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving or continuing entity immediately after such consolidation or merger and which would result in the members of the Board immediately prior to such consolidation or merger (including, for this purpose, any individuals whose election or nomination for election was approved by a vote of at least two-thirds of such members), constituting a majority of the board of directors (or equivalent governing body) of the surviving or continuing entity immediately after such consolidation or merger, or (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the Company’s assets;

(b) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company;

(c) any person (as such term is used in Sections 13(d) and 14(d)2 of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of forty percent (40%) or more of the common stock other than pursuant to a plan or arrangement entered into by such person and the Company; or

(d) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority of the Board unless the election or nomination for election by the Company’s stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

2.6 “Code” means the Internal Revenue Code of 1986, as amended.

2.7 “Committee” means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan and Awards to Participants who are Employees.

2.8 “Company” means Republic Airways Holdings Inc., a Delaware corporation, and any successor thereto.

2.9 “Disability” means, unless otherwise determined by the Committee, a recipient’s inability, with reasonable accommodation, to perform the essential functions of his or her position, by reason of physical or mental incapacity, for a total period of ninety (90) days in any 360-day period as a result of his or her incapacity due to physical or mental illness, as determined by the Committee.

2.10 “Effective Date” means the date the Plan becomes effective in accordance with Section 1.3.

2.11 “Employee” means any employee or consultant of the Company or a Subsidiary.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13 “Fair Market Value” means the fair market value of a share of common stock on any date as determined by the Committee in its sole discretion; provided that (a) if the shares of common stock are admitted to trading on a national securities exchange, fair market value of a share of common stock on any date shall be the closing sale price reported for such share on such exchange on such date, or (b) if the shares of common stock are not so admitted but are subject to quotation on the OTC Bulletin Board or another comparable quotation system administered by the Financial Industry Regulatory Authority, the fair market value of a share of common stock on any date shall be the average of the highest bid and lowest asked prices of such share on such system on such date provided that both bid and ask prices were reported on such date.

2.14 “ISO” means an Option that is designated by the Committee as an “incentive stock option” within the meaning of Section 422 of the Code.

2.15 “Non-Employee Director” means any individual who is a member of the Board or of the board of directors (or comparable governing body) of a Subsidiary, and who is not an Employee.

2.16 “NQSO” means an Option that is not designated by the Committee as an ISO.

2.17 “Option” means an incentive stock option or a nonqualified stock option granted pursuant to the Plan.

2.18 “Other Award” means an Award granted to a Participant pursuant to Article 9.

2.19 “Participant” means an Employee or Non-Employee Director who has been selected to receive an Award or who holds an outstanding Award.

2.20 “Performance — Based Exception” means the performance — based exception from the tax deductibility limitation imposed by Code Section 162(m), as set forth in Code Section 162(m)(4)(C).

2.21 “Performance Share” means an Award granted pursuant to Article 8, which, on the date of grant, shall have a value equal to the Fair Market Value of a Share on that date.

2.22 “Performance Unit” means an Award granted pursuant to Article 8, which shall have an initial value established by the Committee on the date of grant.

2.23 “Plan” means the Republic Airways Holdings Inc. Amended and Restated 2007 Equity Incentive Plan, as it is set forth herein and as it may be amended from time to time.

2.24 “Restricted Stock” means an Award granted pursuant to Section 7.1.

2.25 “Restricted Stock Unit” means an Award granted pursuant to Section 7.5.

2.26 “Restricted Period” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or the occurrence of other events determined by the Committee in its discretion) and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7.

2.27 “Share” means a share of the Company’s common stock, $.001 par value.

2.28 “Share Pool” means the number of Shares available under Section 4.1, as adjusted pursuant to Section 4.3.

2.29 “Stock Appreciation Right” or “SAR” means an Award, granted either alone or in connection with a related Option, pursuant to the terms of Article 9.

2.30 “Subsidiary” means (a) a corporation, partnership, joint venture, or other entity in which the Company has an ownership interest of at least fifty percent (50%), and (b) any corporation, partnership, joint venture, or other entity in which the Company holds an ownership interest of less than fifty percent (50%) but which, in the discretion of the Committee, is treated as a Subsidiary for purposes of the Plan; provided that the Shares subject to any Award constitute “service recipient” stock” for purposes of Section 409A of the Code or otherwise do not subject the Award to Section 409A of the Code.

2.31 “Ten Percent Shareholder” means a Participant who owns stock of the Company possessing more than ten percent of the total combined voting of all classes of stock of the Company or its parent or subsidiary corporation (within the meaning of Section 422(b) of the Code).

ARTICLE 3
ADMINISTRATION

3.1 General.  Except as otherwise determined by the Board in its discretion, the Plan shall be administered by the Committee; provided however that, the Board may, in its sole discretion, make awards under the Plan. The Committee shall consist exclusively of two (2) or more non-employee directors within the meaning of the rules promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act who also qualify as outside directors within the meaning of Code Section 162(m) and the related regulations under the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

3.2 Authority of the Committee.  Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have full power in its discretion to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into or issued under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; amend the terms and conditions of any outstanding Award; determine whether and on what terms and conditions outstanding Awards will be adjusted for dividend equivalents (i.e., a credit, made at the discretion of the Committee, to the account of a

Participant in an amount equal to the cash dividends paid on one Share for each Share represented or covered by an outstanding Award held by the Participant); and establish a program pursuant to which designated Participants may receive an Award under the Plan in lieu of compensation otherwise payable in cash. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan.

3.3 Delegation of Authority.  Subject to the requirements of applicable law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be members of the Committee) such Plan-related functions within the scope of its responsibility, power and authority as it deems appropriate. Without limiting the foregoing, the Committee may delegate administrative duties to such person or persons as it deems appropriate. The Committee may not delegate its authority with respect to (a) non-ministerial actions with respect to individuals who are subject to the reporting requirements of Section 16(a) of the Exchange Act; (b) non-ministerial actions with respect to Awards that are intended to qualify for the Performance — Based Exception; and (c) certifying the satisfaction of performance goals and other material terms attributable to Awards intended to qualify for the Performance — Based Exception.

3.4 Decisions Binding.  All determinations and decisions made by the Committee, and all related orders and resolutions of such committee shall be final, conclusive, and binding on all persons.

3.5 Performance-Based Awards.  For purposes of the Plan, it shall be presumed, unless the Committee indicates to the contrary, that all Awards to Employees are intended to qualify for the Performance — Based Exception. If the Committee does not intend an Award to an Employee to qualify for the Performance — Based Exception, the Committee shall reflect its intent in its records in such manner as the Committee determines to be appropriate.

ARTICLE 4
SHARES SUBJECT TO THE PLAN
AND MAXIMUM AWARDS

4.1 Number of Shares Issuable under the Plan.  Shares that may be issued pursuant to Awards may be either authorized and unissued Shares, or authorized and issued Shares held in the Company’s treasury, or any combination of the foregoing. Subject to adjustment as provided in Section 4.3, there shall be reserved for issuance under Awards 10,000,000 Shares. For the purposes hereof, the following Shares covered by previously-granted Awards will be deemed not to have been issued under the Plan and will remain in the Share Pool: (a) Shares covered by the unexercised portion of an Option or SAR that terminates, expires, is canceled or is settled in cash, (b) Shares forfeited or repurchased under the Plan, (c) Shares covered by Awards that are forfeited, canceled, terminated or settled in cash, (d) Shares withheld in order to pay the exercise or purchase price under an Award or to satisfy the tax withholding obligations associated with the exercise, vesting or settlement of an Award, and (e) Shares subject to SARs or a similar Award but not actually delivered in connection with the exercise or settlement of the Award.

4.2 Individual Award Limitations.  The maximum aggregate number of Shares with respect to which Awards may be granted in a single calendar year to an individual Participant may not exceed 500,000 Shares. The maximum amount an Employee may earn for any calendar year under Cash Incentive Awards granted to such Employee is the lesser of (a) $5,000,000 or (b) an amount equal to four times the Employee’s annual salary for such calendar year.

4.3 Adjustments in Authorized Shares.  In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for grants under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards, and in the per-Participant Award limit set forth in Section 4.2 hereof, as may be determined to be appropriate and equitable by the Committee, in its discretion, to prevent dilution or enlargement of the benefits available under the Plan and of the rights of Participants; provided that the number of Shares subject to any Award shall always be a whole number. In a stock-for-stock acquisition of the Company, the Committee may, in its discretion, substitute securities of another issuer for any Shares subject to outstanding Awards.

ARTICLE 5
ELIGIBILITY AND PARTICIPATION

5.1 Eligibility.  All Employees and Non-Employee Directors are eligible to participate in the Plan. Only employees of the Company or a Subsidiary may be granted ISOs.

5.2 Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all Employees those to whom Awards shall be granted and shall determine the nature and size of each Award. Subject to Article 10 of the Plan, the Board shall determine the Awards to be granted to the Non-Employee Directors in accordance with the Company’s compensation program for Non-Employee Directors.

ARTICLE 6
STOCK OPTIONS

6.1 Grant of Options.  Subject to the terms of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2 Option Exercise Price.  The Option exercise price under each Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Notwithstanding the foregoing, in the case of an ISO granted to a Ten Percent Shareholder, the Option exercise price under each ISO shall not be less than one hundred percent (110%) of the Fair Market Value of a Share on the date the Option is granted. Unless approved by the Company’s shareholders the Board and the Committee may not reprice Options or SARs granted under the Plan, either by amending an existing award agreement or by substituting a new Award at a lower price.

6.3 Term of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided that no Option shall be exercisable after the tenth (10th) anniversary of its date of grant. Notwithstanding the foregoing, in the case of an ISO granted to a Ten Percent Shareholder, the Option shall not be exercisable after the fifth (5th) anniversary of its date of grant.

6.4 Exercise of Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

6.5 Payment.  When an Option is exercised, the Option exercise price shall be payable to the Company in full either:

(a) In cash or its equivalent; or

(b) if allowed by the Committee, by the Participant’s tendering previously acquired Shares or by the Company’s withholding Shares pursuant to a “net Share” settlement, in either case having an aggregate Fair Market Value at the time of exercise equal to the total Option exercise price; or

(c) if allowed by the Committee, by a combination of (a) and (b).

The Committee also may allow broker-assisted exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means that the Committee determines to be consistent with the Plan’s purpose and applicable law. Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment of the Option exercise price, the Company shall deliver to the Participant, in the Participant’s name (or, at the direction of the Participant, jointly in the names of the participant and the Participant’s spouse), one or more Share certificates for the Shares purchased under the Option(s).

6.6 Limitations on ISOs.  Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code and/or applicable regulations, the following additional provisions shall apply to the grant of Options that are intended to qualify as ISOs:

6.6.1 Fair Market Value Limitation.  The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company (or any parent or subsidiary corporation within the meaning of Code Section 424) shall not exceed one hundred thousand dollars ($100,000) or such other amount as may subsequently be specified by the Code and/or applicable regulations; provided that, to the extent that such limitation is exceeded, any Options on Shares with a Fair Market Value in excess of such amount shall be deemed to be NQSOs.

6.6.2 Code Section 422.  ISOs shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as incentive stock options under Section 422 of the Code. Moreover, no ISOs may be granted more than ten years from the earlier of the date on which the Plan was adopted by the Board or the date the Plan received shareholder approval.

ARTICLE 7
RESTRICTED STOCK AND
RESTRICTED STOCK UNITS

7.1 Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

7.2 Restrictions.

(a) The Committee shall impose such conditions and/or restrictions on any Shares of Restricted Stock as the Committee may determine including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, transfer restrictions, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions, and/or restrictions under applicable federal or state securities laws.

(b) The Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

(c) Except as otherwise provided in this Article, Shares of Restricted Stock that have not yet been forfeited or canceled shall become freely transferable (subject to any restrictions under applicable securities laws) by the Participant after the last day of the applicable Restriction Period.

7.3 Voting Rights.  Participants holding Shares of Restricted Stock may be granted full voting rights with respect to those Shares during the Restriction Period.

7.4 Dividends and other Distributions.  At the discretion of the Committee, during the Restriction Period, Participants holding Shares of Restricted Stock may be credited with regular cash dividends paid with respect to such Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock is designed to comply with the requirements of the Performance — Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, so that the dividends and/or the Restricted Stock shall be eligible for the Performance — Based Exception.

7.5 Restricted Stock Units.  In lieu of or in addition to any Awards of Restricted Stock, the Committee may grant Restricted Stock Units to any Participant, subject to the terms and conditions of this Article being applied to such Awards as if those Awards were for Restricted Stock and subject to such other terms and conditions as the Committee may determine (including, but not limited to, requiring or permitting deferral of the payment of such Awards after the time that Participants become vested in them, notwithstanding any provision to the contrary in Section 6.2 above). Each Restricted Stock Unit shall have the value of one Share. Restricted

Stock Units may be paid at such time as the Committee may determine in its discretion, and payments may be made in a lump sum or in installments, in cash, Shares, or a combination thereof, as determined by the Committee in its discretion. Restricted Stock Units will be settled no later than the 15th day of the third month following the end of the year in which such Restricted Stock Units become vested; provided, however, that the Committee may provide for or permit a deferred settlement in such manner and on terms and conditions designed to comply with the election and timing requirements of Section 409A of the Code.

ARTICLE 8
PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1 Grant of Performance Units/Shares.  Subject to the terms of the Plan, Performance Units, and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

8.2 Value of Performance Units/Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, shall determine the number and/or value of Performance Units/Shares that shall be paid out to the Participant.

8.3 Earning Performance Units/Shares.  Subject to the terms of the Plan, after the applicable performance period has ended, the holder of Performance Units/Shares shall be entitled to receive payout with respect to the number and value of Performance Units/Shares earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

8.4 Form and Timing of Payment of Performance Units/Shares.

8.4.1 Distributions.  Payment of earned Performance Units/Shares shall be made in a single lump sum no later than the 15th day of the third month following the end of the year in which they become vested. Notwithstanding the foregoing, at the time an Award is made, the Committee may provide for or permit a later payment and/or a different form of payment of such Performance Units/Shares, provided that the deferral and payment terms comply with the applicable requirements of Section 409A of the Code. Subject to the terms of the Plan, the Committee, in its discretion, may direct that earned Performance Units/Shares be paid in the form of cash or Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares on the last trading day immediately before the close of the applicable performance period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

8.4.2 Dividends.  At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares that have been earned in connection with grants of Performance Units and/or Performance Shares, but not yet distributed to Participants; such dividends may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares covered by Restricted Stock Awards. In addition, Participants may, at the discretion of the Committee, be entitled to exercise voting rights with respect to such Shares.

ARTICLE 9
OTHER AWARDS

9.1 General.  Subject to the terms of the Plan, the Committee may grant any types of Awards other than those that are specifically set forth in Articles 6 through 8 hereof, including, but not limited to, SARs, Cash Incentive Awards and the payment of Shares in lieu of cash under any Company incentive bonus plan or program. Subject to the terms of the Plan, the Committee, in its sole discretion, shall determine the terms and conditions of such Other Awards.

9.2 Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee provided that the SAR exercise price under each SAR shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR is granted. The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 hereof) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The grant price of an SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR.

9.3 Term of SARs.  The term of an SAR shall be determined by the Committee, in its discretion; provided that such term shall not exceed ten years.

9.4 Payment of SAR Amount.  Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) the excess of the Fair Market Value of a Share on the date of exercise over the grant price, by

(b) the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon exercise of an SAR may be in cash, in Shares of equivalent Fair Market Value, or in some combination thereof.

9.5 Cash Incentive Awards.  Incentive Awards, including annual incentive Awards and long-term incentive Awards, denominated as cash amounts, may be granted under the Plan, subject to achievement of specified performance goals established by the Committee. At the expiration of the applicable performance period, the Committee shall determine whether and the extent to which the performance goals are achieved and the extent to which each Cash Incentive Award has been earned. The amount (if any) payable to a Participant in respect of a Cash Incentive Award will be paid in cash no later than the 15th day of the third month following the end of the year in which the Cash Incentive Award becomes vested. Notwithstanding the foregoing, at the time a Cash Incentive Award is made, the Committee may provide for or permit a later payment or a different form of payment so long as the deferral and payment terms comply with the applicable requirements of Section 409A of the Code.

ARTICLE 10
NON-EMPLOYEE DIRECTOR STOCK OPTIONS

10.1 Option to Purchase Shares.  Subject to adjustments pursuant to Section 4.3 hereof, without further action by the Board or the stockholders of the Company:

(a) each director who first becomes a Non-Employee Director after the Effective Date shall automatically be granted an option to purchase 10,000 shares of common stock on the first trading day following the date he or she commences service as a Non-Employee Director (the “Initial Options”); and

(b) each Non-Employee Director shall automatically be granted an option to purchase 2,500 shares of common stock on the first trading day following each Annual Meeting of Stockholders after the Effective Date at which such director is re-elected to the Board, provided that such Non-Employee Director did not receive an Initial Option during the one hundred eighty (180) day period ending on the date of such Annual Meeting of Stockholders (the “Annual Options” and, collectively with the Initial Options, the “Director Options”).

10.2 Exercise Price.  The exercise price per share covered by a Director Option shall be equal to the Fair Market Value of the common stock on the date of grant.

10.3 Term of Director Options.  Except as otherwise provided herein, if not previously exercised, each Director Option shall expire on the tenth (10th) anniversary of its date of grant.

10.4 Vesting of Director Options.  Each Initial Option shall, subject to the optionee remaining in continuous service as a director of the Company through each applicable vesting date, become vested and exercisable with respect to 1/24 of the shares of common stock covered thereby on the first day of each month for the first (12) twelve months commencing after the date of the grant, and with respect to 1/48 of the shares of common stock covered thereby on the first day of each month for the next twenty-four (24) months commencing thereafter. Each Annual Option shall, subject to the optionee Remaining in continuous service as a director of the Company through each applicable vesting date, become vested and exercisable with respect to 1/12 of the shares of common stock covered thereby on the first day of each month for the first twelve (12) months commencing after the date of the grant. Each Director Option shall become fully vested and exercisable upon the occurrence of a Change in Control of the Company, subject to Article 16 hereof.

10.5 Method of Exercise.  Once vested and exercisable, a Director Option may be exercised by transmitting to the Company (a) a notice specifying the number of shares to be purchased and (b) payment of the aggregate exercise price of the shares so purchased in cash or its equivalent. Payment, in whole or in part, of the exercise price of a Director Option may also be made (i) if the common stock is publicly traded, by means of a cashless exercise procedure approved by the Committee, (ii) to the extent permitted by the Committee, in the form of unrestricted shares of common stock which, (x) in the case shares acquired upon exercise of an option, have been owned by the optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares of common stock as to which such option shall be exercised, or (iii) to the extent permitted by the Committee, any combination of the foregoing.

10.6 Effect of Termination of Service as a Director:

10.6.1 (a) Termination by reason of death or disability.  If an optionee’s service as a director of the Company terminates by reason of his or her death or Disability, then: (i) any portion of a Director Option that is exercisable on the date of termination shall remain exercisable by the optionee (or, in the event of death, the optionee’s beneficiary) during the one year period following the date of termination but in no event after expiration of the stated term thereof and, to the extent not exercised during such period, shall thereupon terminate, provided that, in the event of a termination due to Disability, if the optionee dies during such one-year period, then the deceased optionee’s beneficiary may exercise the Director Option, to the extent exercisable by the deceased optionee immediately prior to his or her death, for a period of one year following the date of death but in no event after expiration of the stated term thereof, and (ii) any portion of a Director Option that is not exercisable on the date of termination shall thereupon terminate.

10.6.2 (b) Other Termination.  If an optionee’s service as a director of the Company terminates for any other reason (other than those described in Section 10.6(a) above), then: (i) any portion of a Director Option that is exercisable on the date of termination shall remain exercisable by the optionee during the one hundred eighty (180) day period following the date of termination but in no event after expiration of the stated term thereof and, to the extent not exercised during such period, shall thereupon terminate, and (ii) any portion of a Director Option that is not exercisable on the date of termination shall thereupon terminate.

ARTICLE 11
AWARD AGREEMENTS

11.1 In General.  Each Award shall be evidenced by an Award Agreement that shall include such provisions as the Committee shall determine and that shall specify —

(a) in the case of an Option or SAR, the number of the Shares to which the Option or SAR pertains, the Option exercise price or SAR grant price, the term of the Option or SAR, the schedule on which the Option or SAR becomes exercisable, and, in the case of an Option, whether it is intended to be an ISO or an NQSO;

(b) in the case of Restricted Stock or Restricted Stock Units, the number of Shares of Restricted Stock or Restricted Stock Units granted, the applicable restrictions, and the Restriction Period(s);

(c) in the case of Performance Units or Performance Shares, the number of Performance Units or Performance Shares granted, the initial value of a Performance Unit (if applicable), and the performance goals; and

(d) in the case of a Cash Incentive Award, the amount that may be earned and the performance goals.

11.2 Severance from Service.  Each Award Agreement shall set forth the extent to which the Participant shall have rights under the Award following the Participant’s severance from service with the Company and its Subsidiaries. The Award Agreement may make distinctions based on the reason for the Participant’s severance from service.

11.3 Restrictions on Transferability.  Subject to the provisions of the Plan, each Award Agreement shall set forth such restrictions on the transferability of the Award and on the transferability of Shares acquired pursuant to the Award as the Committee may deem advisable, including, without limitation, restrictions under applicable securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or then traded, and under any blue sky or state securities laws applicable to such Shares. In the case of an ISO (and in the case of any other Award, except as otherwise provided in the Award Agreement), a Participant’s Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant.

11.4 Uniformity Not Required.  The provisions of the Award Agreements need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Participant, or among all Awards granted at the same time.

ARTICLE 12
PERFORMANCE MEASURES

12.1 Performance Criteria.  Unless and until the Company’s stockholders approve a change in the general performance measures set forth in this Article 12, the attainment of which may determine the degree of payout and/or vesting with respect to Awards that are designed to qualify for the Performance — Based Exception, the performance measure(s) to be used for purposes of such grants may be measured at the Company level, at a subsidiary level, or at an operating unit level, and may be applied to an individual or a group of persons, and shall be chosen from among, and may include any combination of, the following:

(a) Income measures (including, but not limited to, gross profit, operating income, earnings before or after taxes, profits before or after taxes, net income or earnings per share);

(b) Return measures (including, but not limited to, return on assets, investment, equity, or sales or pre-tax margin);

(c) Cash flow return on investments, which equals net cash flows divided by owners equity;

(d) Gross revenues;

(e) Debt measures (including, without limitation, debt multiples);

(f) Marked value added;

(g) Economic value added;

(h) Share price (including, but not limited to, growth measures and total shareholder return);

(i) Cost measures, (including, but not limited to, cost per available seat mile); and

(j) Operational measures (including, but not limited to, the number of aircraft at year end, the number of departures, the number of block hours, the number of enplanements, and the number of additions to our fleet of aircraft).

12.2 Adjustments.  The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided that Awards that are designed to qualify for the Performance — Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Awards downward).

12.3 Certification.  In the case of any Award that is granted subject to the condition that a specified performance measure be achieved, no payment under such Award shall be made prior to the time that the Committee certifies in writing that the performance measure has been achieved. For this purpose, approved minutes of the Committee meeting at which the certification is made shall be treated as a written certification. No such certification is required, however, in the case of an Award that is based solely on an increase in the value of a Share from the date such Award was made.

ARTICLE 13
BENEFICIARY DESIGNATION

Each Participant may, from time to time, name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant with respect to such benefit, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, any benefits remaining unpaid under the Plan at the Participant’s death shall be paid to the Participant’s estate unless otherwise provided in the Award Agreement.

ARTICLE 14
DEFERRALS

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due pursuant to the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, the satisfaction of any requirements or goals with respect to Performance Units/Shares, or in connection with any Other Awards, all in accordance with such procedures and upon such terms and conditions as the Committee, acting in its discretion, may prescribe, subject to, and in accordance with, Section 409A of the Code.

ARTICLE 15
NO RIGHT TO EMPLOYMENT OR PARTICIPATION

15.1 Employment.  The Plan shall not interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any Employee’s employment at any time, and the Plan shall not confer upon any Employee the right to continue in the employ of the Company or of any Subsidiary.

15.2 Participation.  No Employee or Non-Employee Director shall have the right to be selected to receive an Award or, having been so selected, to be selected to receive a future Award.

ARTICLE 16
CHANGE IN CONTROL

In the event of a Change in Control, the Board may in its sole discretion direct that (a) all option holders shall be permitted to exercise their outstanding options and SARs in whole or in part (whether or not otherwise exercisable) immediately prior to such Change in Control; or (b) if, as part of a Change in Control transaction, the stockholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their shares of common stock (whether or not such Exchange Stock is the sole consideration), all options and SARs for common stock that are outstanding at the time of the Change in Control transaction shall be converted into options or SARs (as the case may be) for shares of Exchange Stock, such that the vesting and other terms and conditions of the converted options and SARs shall be substantially the same as the vesting and corresponding other terms and conditions of the original options and SARs. The Board, acting in its discretion, may accelerate vesting of other non-vested awards, and cause cash settlements and/or other adjustments to be made to any outstanding awards (including, without limitation, options and SARs) as it deems appropriate in the context of a Change in Control transaction, taking into account with respect to other awards the manner in which outstanding options and SARs are being treated. Any outstanding options and SARs which are not exercised before a Change in Control described in Section 2.5(a) or (b) shall thereupon terminate.

ARTICLE 17
AMENDMENT AND TERMINATION

17.1 Amendment and Termination.  Subject to the terms of the Plan, the Committee may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part; provided that, unless the Committee specifically provides otherwise, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by the stockholders of the Company shall not be effective unless and until shareholder approval is obtained.

17.2 Outstanding Awards.  Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall cause, without the consent of the Participant, any previously granted Awards to be forfeited or altered in a way that adversely affects the Participant. After the termination of the Plan, any previously granted Award shall remain in effect and shall continue to be governed by the terms of the Plan, the Award, and any applicable Award Agreement.

ARTICLE 18
TAX WITHHOLDING

18.1 Tax Withholding.  The Company and its Subsidiaries shall have the power and the right to deduct or withhold, or to require a Participant to remit to the Company or to a Subsidiary, an amount that the Company or a Subsidiary reasonably determines to be required to comply with federal, state, local, or foreign tax withholding requirements.

18.2 Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory withholding tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

ARTICLE 19
SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 20
LEGAL CONSTRUCTION

20.1 Severability.  If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.2 Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.3 Section 409A Compliance.  Except as otherwise specifically provided by the Committee at the time an Award is made, any Award providing for a deferral of compensation must satisfy the requirements of Section 409A. Toward that end, if any payment or benefit received or to be received by a Participant pursuant to an Award would cause the Participant to incur a penalty tax or interest under Section 409A of the Code or any regulations or Treasury Department guidance promulgated thereunder, the Committee may reform the provision(s) of such Award in order to avoid to the maximum extent practicable the incurrence of any such penalty tax or interest. Notwithstanding anything to the contrary contained herein or in any Award Agreement, each Participant shall be responsible for the tax consequences associated with the grant, vesting and/or settlement of an Award, including, without limitation, any tax and other payments imposed by Section 409A of the Code, and neither the Company nor any Subsidiary or any of its or their affiliates shall have any liability or responsibility therefor.

20.4 Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.

REPUBLIC AIRWAYS HOLDINGS INC.

This Proxy Is Solicited By The Board of Directors

The undersigned stockholder of Republic Airways Holdings Inc. (the “Company”) does hereby nominate, constitute and appoint Bryan K. Bedford and Robert H. Cooper, and each of them, true and lawful proxy and attorney(s), with full power of substitution for the undersigned and in the name of the undersigned’s place and stead, to represent and vote all of the common stock, par value $.001 per share, of the Company, held in the name of the undersigned on its books as of April 19, 2010, at the 2010 Annual Meeting of Stockholders to be held on Tuesday, June 8, 2010.

Proxy Voting Instructions

You may enter your voting instructions by phone at 1-800-PROXIES or on the Internet at www.voteproxy.com up until 11:59 p.m. Eastern Time the day before the cut-off or meeting date. We believe our procedures for Internet voting are valid under Delaware law.

Internet Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the website.	OR	Telephone Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	OR	Mail Date, sign and mail your proxy card in the envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be held on Tuesday, June 8, 2010:
The 2010 Proxy Statement and Annual Report to Stockholders are available at
www.amstock.com/ProxyServices/ViewMaterials.asp.

ANNUAL MEETING OF STOCKHOLDERS OF

REPUBLIC AIRWAYS HOLDINGS INC.

June 8, 2010

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR”
PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.	Election of the following Directors:
☐	FOR ALL NOMINEES
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (see instructions below)

Nominees:

O Bryan K. Bedford

O Lawrence J. Cohen

O Douglas J. Lambert

O Neal S. Cohen

O Mark L. Plaumann

O Richard P. Schifter

O David N. Siegel

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and fill in the circle next to each nominee you wish to withhold, as shown here: •

2.	A proposal to approve the Republic Airways Holdings Inc. Amended and Restated 2007 Equity Incentive Plan:
☐	FOR
☐	AGAINST
☐	ABSTAIN
3.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants:
☐	FOR
☐	AGAINST
☐	ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2010 Annual Meeting of Stockholders.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. Should any other matter requiring a vote of the stockholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Company.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ADDRESSED ENVELOPE. IF YOU DO NOT SIGN AND RETURN A PROXY OR ATTEND THE MEETING AND VOTE, YOUR SHARES CANNOT BE VOTED.

Signature of Stockholder	Date
Signature of Stockholder	Date